UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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 Multimedia Games Holding Company, Inc.
(Name of Registrant as Specified in its Charter)

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NOTICE OF
2014 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:00 a.m. Central Time, January 30, 2014
Location:	Corporate Offices, 206 Wild Basin Road South, Building B, Austin, Texas 78746

January 10, 2014
Dear Shareholder:
You are invited to attend Multimedia Games Holding Company, Inc.'s 2014 Annual Meeting of Shareholders to be held at our corporate office, located at 206 Wild Basin Road South, Building B, Austin, Texas 78746 on January 30, 2014, at 10:00 a.m. Central Time. Shareholders will vote to:

1.
Elect the following nominees as directors to serve for the ensuing year and until their respective successors are elected and qualified: Stephen J. Greathouse, Stephen P. Ives, Neil E. Jenkins, Michael J. Maples, Sr., Justin A. Orlando, Patrick J. Ramsey and Robert D. Repass;

2.	Cast a non-binding advisory vote on the compensation of our named executive officers; and

3.	Ratify the appointment of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2014.
Shareholders also will transact any other business that properly comes before the meeting.
You are eligible to attend and vote at the Annual Meeting, and at any adjournment, continuation or postponement of the Annual Meeting, if you were a shareholder of record as of the close of business on December 2, 2013. Please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.
A complete list of shareholders entitled to vote will be available for inspection by any shareholder, for any purpose relating to the meeting, during normal business hours at our principal executive offices, 206 Wild Basin South, Building B, Austin, Texas, 78746, for ten days prior to the annual meeting.
Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.
By order of the Board of Directors,

/s/ Patrick J. Ramsey	/s/ Todd F. McTavish

Patrick J. Ramsey	Todd F. McTavish
Chief Executive Officer	Senior Vice President, General Counsel and Corporate Secretary

PROXY SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

MULTIMEDIA GAMES 2014 ANNUAL MEETING OF SHAREHOLDERS

January 30, 2014
10:00 a.m. Central Time

206 Wild Basin Road South, Building B
Austin, Texas 78746

Voting. Shareholders as of the record date, December 2, 2013, are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

•	using the Internet at www.proxyvote.com

•	calling toll-free 1-800-690-6903 from the United States, Canada or Puerto Rico

•	mailing your signed proxy or voting instruction form

Admission. Shareholders as of the record date are entitled to attend the annual meeting. In accordance with our security procedures, all persons attending the annual meeting must present an admission ticket and picture identification. If you are a registered shareholder, the top half of your proxy card is your admission ticket. In addition, most shareholders can print an admission ticket at www.proxyvote.com.

Each shareholder's vote is important. Please complete, sign, date and return your proxy or voting instruction form, or submit your vote and proxy by telephone or the Internet.

MEETING AGENDA AND VOTING RECOMMENDATIONS

	Page Reference for More Information	Board Vote Recommendation
Election of 7 directors	5	For each director nominee
Advisory vote on executive compensation	15	For
Ratification of BDO USA, LLP as auditor for fiscal 2014	16	For

BOARD NOMINEES

Name	Age	Director Since	Independent	Committee Memberships			Other Public Company Boards
				AC	NGC	CC
Stephen J. Greathouse	62	2009	X			X
Stephen P. Ives	46	-	X
Neil E. Jenkins	64	2006	X		X	C
Michael J. Maples, Sr.	71	2004	X	X	X	X	Lexmark, Inc. Sonic, Inc.
Justin A. Orlando	42	2009	X	X	C		Qumu Corp.
Patrick J. Ramsey	39	2010
Robert D. Repass	53	2002	X	C, F	X
2013 Meetings				9	4	4

AC	Audit Committee	C	Chair
NGC	Nominating and Governance Committee	F	Financial Expert
CC	Compensation Committee

Attendance:	Director Elections:
In 2013, each of our current directors attended at least 75% of the meetings of the Board and committees on which the member served during the period the member was on the Board or committee.	In uncontested elections, each director is elected annually by a majority of votes cast. For more information on contested elections, see Voting Standard for Director Elections below.

2013 PERFORMANCE AND COMPENSATION HIGHLIGHTS

The Compensation Committee of the Board of Directors (the “Compensation Committee”) believes that our Chief Executive Officer ("CEO") and other named executives have performed extremely well during fiscal year 2013 in a highly competitive industry environment, delivering operating results that are significantly ahead of the Company's performance just a few years ago, and that executive compensation is commensurate with this performance.

Company outperforms industry and expectations. Under our CEO's (Patrick Ramsey) leadership, the Company outperformed the industry in many key measurable categories and outperformed each of its stated fiscal year 2013 financial goals. Fiscal year 2013 revenues increased 21% from fiscal year 2012 to $189 million which compares to an average of 7% revenue growth generated by the Company’s publicly traded equipment supplier peers in their most recently ended fiscal years. The Company is the only one of its peer group of publicly traded gaming equipment suppliers that has achieved growth in both its domestic installed base and the average revenue per day generated by the installed base for each of the last four annual periods. Additionally, fiscal year 2013 operating margins of 28% represent a year-over-year increase of over 13% and are significantly ahead of the peer average operating margin of 18% for the Company’s publicly traded peers in their most recently ended fiscal year. Net income and diluted earnings per share increased 24% and 19%, respectively from fiscal 2012 despite the impact of a 32.5% tax rate in fiscal year 2013 compared to an 11.4% tax benefit in fiscal year 2012.

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Elements

Type	Form	Terms
Equity	Stock Options	Options generally vest 25% after the first year and then quarterly thereafter over the following 3 years, with the final vesting date 4 years from grant date
	Restricted Stock Units	RSUs generally vest 25% after the first year and then quarterly thereafter over the following 3 years, with the final vesting date 4 years from grant date
	Long Term Incentive Program: Performance Based Share Awards	Share awards have a three year performance period with objective performance measures
Cash	Salary	Generally reviewed annually
	Annual Executive Cash Incentive Plan	Based on Compensation Committee assessment of achievement of quantitative and qualitative goals
	Long Term Incentive Program: Performance Based Cash Awards	Cash awards have a three year performance period with objective performance measures
Other	Health and Welfare Benefits	Generally at the same relative basis as other employees. In addition, named executives are entitled to an annual physical and the CEO is provided with life insurance.
	Retirement	Defined Contribution (401(k)) plan
	Automobile Reimbursement	For CEO and Senior Vice President, Sales
	Relocation Reimbursement	For newly hired named executives

GOVERNANCE HIGHLIGHTS
Our Board of Directors has adopted a set of Corporate Governance Guidelines to help it exercise its responsibilities and promote the efficient function of the Board and its committees. The Corporate Governance Guidelines may be found on our website at www.multimediagames.com in the “Investor Relations” section. The Board’s current corporate governance practices include the following:

•	Stock Ownership Guidelines—We recently adopted and require our Directors and the CEO to maintain a certain amount of stock ownership. See Section titled "Stock Ownership Guidelines" below.

•
Independent Chairman—We have an independent Chairman of the Board who is responsible for presiding at all meetings of the Board and at all meetings of Shareholders, and also performs such other duties as may be prescribed from time to time by the Board. In addition, the Chairman of the Board serves as a direct contact to the Board of Directors for the CEO and generally advises the CEO.

•
Majority Vote Standard for Director Elections—We have a majority voting standard for the election of directors in uncontested elections. Under this standard, a director nominee will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. The Board has adopted a director election policy, pursuant to which each nominee who is standing for re-election at the Annual Meeting has tendered an irrevocable resignation that will become effective if the nominee does not receive the required vote and our Board of Directors accepts the resignation.

•	Annual Elections of Directors—All of our directors are elected annually by our shareholders.

•
Access to Management—We afford our directors complete access to our management. Key members of management attend Board of Directors and committee meetings to present information concerning various aspects of the Company, its operations and results.

•
Authority to Retain Outside Advisors—The Board and each of its committees has the authority to retain outside financial, legal or other advisors as they deem appropriate. The Audit Committee has the sole authority to hire and terminate the independent registered public accountants. The Compensation Committee has the sole authority to hire and terminate compensation advisors as the committee believes necessary or appropriate.

The Nominating and Governance Committee has the sole authority to hire and terminate search firms to identify director candidates.

•	Limitation on Number of Boards—Our directors should not serve on more than four other public company boards in addition to the Company’s Board.

•
Retirement Age—The Board has established a retirement age of 70 for outside directors. At the age of 70, an outside director should resign unless the Board determines that his continued service is in the best interests of the Company. The Board has determined that Mr. Maples, who is 71 years old, should continue to serve on the Board as his continued service is in the best interests of the Company.

•
Changes in Responsibilities Evaluated—Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities that could interfere with the performance of their duties as directors. The Board has determined that Mr. Orlando, who changed his employment this year, should continue to serve on the Board as his continued service is in the best interests of the Company.

•
Board and Committee Evaluations—The Nominating and Governance Committee annually reviews the functioning and effectiveness of the Board of Directors and its committees. The Board and each committee also perform annual self-evaluations.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 30, 2014
MULTIMEDIA GAMES HOLDING COMPANY, INC.
206 WILD BASIN ROAD SOUTH, BUILDING B
AUSTIN, TEXAS 78746
(512) 334-7500

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 30, 2014

Our Notice of 2014 Annual Meeting of Shareholders, Proxy Statement and Annual Report to
Shareholders are available at www.proxyvote.com or on the Company’s website at http://ir.multimediagames.com/annuals.cfm in the “Investor Relations - Financial Information” section. Information on our website, including information in other documents referred to in this Proxy Statement, does not constitute part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

Q.	Why am I receiving these materials?

A.
This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and proxy card are being furnished to the shareholders by the Board of Directors of Multimedia Games Holding Company, Inc. (the "Company") to solicit your proxy to vote at the 2014 Annual Meeting of Shareholders to be held on January 30, 2014 at 10:00 a.m. local time, at our corporate office, located at 206 Wild Basin Road South, Building B, Austin, Texas 78746.

This Proxy Statement summarizes the information you need to vote at the 2014 Annual Meeting. You do not need to attend the meeting to vote your shares. You may return the enclosed proxy card by mail. You may also vote by telephone or via the Internet, as detailed below. If your shares are held in “street name”, you may have voting instructions enclosed, rather than a proxy card.
We will begin mailing this Proxy Statement, along with the proxy card and our Annual Report for the year ended September 30, 2013, on or about January 13, 2014.
We have requested that banks, brokerage firms and other nominees who hold common stock on behalf of the beneficial owners of the common stock (such stock is often referred to as being held in “street name”) as of the close of business on December 2, 2013 to forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Q.	What materials am I receiving?

A.	You are receiving:
1.    this Proxy Statement for the 2014 Annual Meeting,
2.    the proxy card or voting instruction form for the 2014 Annual Meeting, and
3.    the Company's Annual Report for the year ended September 30, 2013.

Q.	What is the purpose of the 2014 Annual Meeting?

A.	At the 2014 Annual Meeting, including any adjournment, continuation or postponement thereof, the shareholders of the Company will be asked to consider and vote upon three proposals:

1.
Elect the following nominees as directors to serve for the ensuing year and until their respective successors are elected and qualified: Stephen J. Greathouse, Stephen P. Ives, Neil E. Jenkins, Michael J. Maples, Sr., Justin A. Orlando, Patrick J. Ramsey and Robert D. Repass;

2.	Cast an advisory vote on executive compensation; and

3.	Ratify the appointment of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2014.

Other than matters incident to the conduct of the 2014 Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the 2014 Annual Meeting. If any other business is properly brought before the 2014 Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

Q.	What does the Board Recommend?

A.	Our Board recommends that you vote:

•	"FOR" the election of each of the named nominees to the Board;

•
"FOR" the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption "Executive Compensation" of this Proxy Statement;

•	"FOR" the ratification of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2014.

Q.	How do I attend the 2014 Annual Meeting? What do I need to bring?

A.
All shareholders are invited to attend the 2014 Annual Meeting. To attend the 2014 Annual Meeting, you will need to bring an admission ticket, and you may be asked to provide valid photo identification. If you are a registered shareholder, the top half of your proxy card is your admission ticket.

•
If you hold your shares through a broker or otherwise in street name, please bring a copy of the voting instruction form received from your broker, a brokerage statement reflecting ownership as of the record date of December 2, 2013, a letter from your broker, or other evidence of stock ownership as of the record date.

•	If you are an employee, you can show your employee badge.

•
In addition, most shareholders can print an admission ticket at www.proxyvote.com. If you would like to obtain directions to attend the Annual Meeting and vote in person, please contact reception at (512) 334-7500. Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.	Who is entitled to vote at the Annual Meeting?

A.
Record holders of common stock at the close of business on December 2, 2013 may vote at the 2014 Annual Meeting. On December 2, 2013, 29,596,477 shares of common stock were outstanding and eligible to vote. Each share of common stock is entitled to one vote on each matter submitted for shareholder approval. The shares of common stock in our treasury on that date will not be voted.

Q.	How do I vote?

A.	If you hold shares directly in your own name and are the holder of record, you have four voting options. You may vote using one of the following methods:
Internet. You can vote over the Internet by accessing the website at www.proxyvote.com, and following the instructions on the website. Internet voting is available 24 hours a day until 11:59 pm Eastern Time on January 29, 2014. If you vote over the Internet, do not return your proxy card.
Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number (800) 690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day until 11:59 pm Eastern Time on January 29, 2014.
Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this Proxy Statement.
In Person. You may come to the 2014 Annual Meeting and cast your vote there. We will have ballots available at the meeting. We recommend that you vote by proxy even if you plan to attend the 2014 Annual Meeting so that your vote will be counted if you later decide not to attend the 2014 Annual Meeting.
If your shares are held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed. You may also cast your vote in person at the 2014 Annual Meeting, but you must request a legal proxy from your broker or nominee and bring the legal proxy to the meeting.
If you return your signed proxy card or use Internet or telephone voting before the 2014 Annual Meeting, we will vote your shares as you direct. You have three choices on each director nominee and the other matters to be voted upon. You may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.
If you are a shareholder of record and you return a proxy card through the mail, Internet or telephone but do not specify how you want to vote your shares, we will vote them FOR the election of each of the seven director nominees set forth in this Proxy Statement, FOR the compensation paid to our named executive officers, and FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

Q.	What if I change my mind after I vote my shares?

A.	If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the 2014 Annual Meeting by:

•	Sending written notice of revocation to the Corporate Secretary, Multimedia Games Holding Company, Inc., 206 Wild Basin Road South, Building B, Austin, Texas 78746;

•	Submitting a properly signed proxy with a later date; or

•	Voting by telephone or the Internet at a time following your prior telephone or Internet vote. To be effective, we must receive the revocation of your vote at or prior to the 2014 Annual Meeting.
You also may revoke your proxy by voting in person at the 2014 Annual Meeting. You also may be represented by another person at the 2014 Annual Meeting by executing a proper proxy designating that person. If your shares are held in street name, you should follow the instructions provided by your broker or nominee.

Q.	What does it mean if I receive more than one proxy card?

A.
It means you have multiple accounts at the transfer agent and/or with banks or brokers. Please vote all of your accounts. If you would like to consolidate multiple accounts at our transfer agent, please contact American Stock Transfer & Trust Co., LLC at (800) 937-5449.

Q.	What will happen if I do not vote my shares?

A.
If you are a shareholder of record and you do not vote according to the instructions described on your proxy card, your shares will not be voted at the Annual Meeting. If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote. Under the rules of various securities exchanges, your broker generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your broker will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is generally referred to as a “broker non-vote.” Of the proposals to be considered at the 2014 Annual Meeting, only the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm is considered a routine matter on which your broker has the discretion to vote your shares without your instructions.

Q.	How many shares must be present to hold the 2014 Annual Meeting?

A.
A majority of Multimedia Games Holding Company, Inc.'s outstanding common shares as of the record date must be present at the 2014 Annual Meeting in person or by proxy in order to hold the 2014 Annual Meeting and conduct business. This is called a quorum. Shares that constitute abstentions and broker non-votes will be counted as present at the 2014 Annual Meeting for the purpose of determining a quorum.

Q.	How many votes are needed to approve each item?

A.
Directors will be elected if the votes cast “for” such nominee's election exceed the number of votes cast “against” such nominee's election. “Abstentions” and “broker non-votes” will not be counted as votes cast either “for” or “against” that director's election and therefore will not affect the voting results. The Board has adopted a director election policy pursuant to which each nominee who is standing for re-election at the Annual Meeting has tendered an irrevocable resignation that will become effective if the nominee does not receive the required vote and our Board of Directors accepts the resignation. If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director's resignation and will submit such recommendation for prompt consideration by our Board of Directors.

Each of the other proposals at the Annual Meeting requires the affirmative vote of a majority of the shares entitled to vote on, and who voted “for” or “against” such proposal to be approved by the shareholders. Abstentions and broker non-votes will not be counted as votes either “for” or “against” any proposal and therefore will not affect the voting results (although we do not expect any broker non-votes in connection with the ratification of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2014).

Q.	How will voting on any other business be conducted?

A.
We do not know of any business to be considered at the 2014 Annual Meeting of Shareholders other than the proposals described in this Proxy Statement. If any other business is properly presented at the 2014 Annual Meeting, your signed proxy gives authority to Stephen J. Greathouse and Todd F. McTavish to vote on such matters in their discretion.

Q.	How many votes do I have?

A.	You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting.

Q.	Where do I find the voting results of the meeting?

A.
We will disclose the voting results in a Current Report on Form 8-K, which is due to be filed with the Securities and Exchange Commission within four business days after the 2014 Annual Meeting. You can also go to our website at www.multimediagames.com.

SOLICITATION OF PROXIES
 We pay for preparing, printing and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the Annual Report. Our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners. We may, if necessary, engage a proxy solicitor for assistance in connection with the annual meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
 We are allowed to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside. We believe this practice benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs.
If your household would like to receive single rather than duplicate mailings in the future, registered shareholders should write to: American Stock Transfer & Trust Co., LLC, 6201 15th Avenue, Brooklyn, New York, 11219, or call (800) 937-5449. All other shareholders may write to: Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call (800) 542-1061. Each registered shareholder will continue to receive a separate proxy card. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.
 Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please contact our Corporate Secretary by mail at 206 Wild Basin Road South, Building B, Austin, Texas 78746, by telephone at (512) 334-7500, or by email at investor.relations@mm-games.com, and we will deliver the materials promptly after your request.

YOUR VOTE IS IMPORTANT!
 If you are a shareholder of record, please vote by telephone or the Internet or sign and promptly return your proxy card in the enclosed envelope. If your shares are held in street name, you should follow the instructions provided by your broker or nominee.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees and Vote Required to Elect Nominees
A board of seven directors is to be elected at the Annual Meeting. Our bylaws provide that in an uncontested election, directors will be elected to our Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. See “Corporate Governance — Voting Standard for Director Elections”. If any of the below nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee designated by our present Board of Directors to fill the vacancy, unless the number of directors constituting the full Board of Directors is reduced. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.
The following table sets forth the nominees, their ages, their principal positions and the year in which each became a director. Each of the nominees, other than Mr. Ives, is presently a director of the Company.

Name	Age	Position and Offices	Director Since
Stephen J. Greathouse	62	Director, Chairman of the Board of Directors	2009
Stephen P. Ives	46	Director Nominee	-
Neil E. Jenkins	64	Director	2006
Michael J. Maples	71	Director	2004
Justin A. Orlando	42	Director	2009
Patrick J. Ramsey	39	Chief Executive Officer and Director	2010
Robert D. Repass	53	Director	2002
Stephen J. Greathouse has been a director since 2009 and was appointed Vice Chairman in March 2010 and Chairman in March 2011. In addition to his role as Chairman, Mr. Greathouse serves on the Compensation Committee and the Regulatory Compliance Committee. Mr. Greathouse has been involved in the Las Vegas hotel and gaming industry for more than 30 years. Prior to his retirement, from 1997 to 2005, he served as Senior Vice President of Operations for the Mandalay Resort Group, a casino entertainment company. Prior to his time at Mandalay, in 1997, Mr. Greathouse served as President of Boardwalk Hotel & Casino, Las Vegas, a casino entertainment company, and from 1994 to 1997, he served as CEO and Chairman of the Board of Alliance Gaming Corporation (renamed “Bally Technologies, Inc.” in 2006), a provider of gaming devices and systems (“Bally Technologies”). Mr. Greathouse spent 16 years with Harrah’s Entertainment, Inc. (now known as Caesars Entertainment Corporation), a casino entertainment company (“Harrah’s”), starting as a Race & Sports Book Manager in Reno and working his way up to President, Casino-Hotel Division. Mr. Greathouse received a B.S. in Business Administration from the University of Missouri-Columbia. Our Board of Directors believes that Mr. Greathouse, who has significant experience in the gaming industry, including extensive leadership experience, brings valuable insight to the Board of Directors.
Stephen P. Ives is a director nominee. Mr. Ives has been involved in the gaming industry since November 2002 at Betfair Group plc. (“Betfair Group”), a global interactive gaming business quoted on the London Stock Exchange. Since December 2012, Mr. Ives has served as an internal consultant to Betfair Group advising on operational issues, mergers and acquisitions and market strategies.  From May 2005 until December 2012, he served on the board of Betfair Group’s organization for international operations, which was licensed in Malta, and from December 2011 until December 2012, he also served as the Managing Director of Betfair Malta during which time he held the position of Key Official with the Maltese Lotteries and Gaming Authority. From June 2011 until December 2012, he served as the co-Chief Product Officer of Betfair Group, and from May 2006 until May 2011, he served as the Managing Director of Betfair Games, where he launched and managed the company’s global gaming business lines.  He joined Betfair Group as a Business Development Director in November 2002 and served as Director of Gaming from March 2004 until May 2006. Prior to joining Betfair Group, Mr. Ives held various positions in investment banking and strategy consulting in London, United Kingdom before moving to Indonesia where he worked with online and print media businesses. Mr. Ives received a M.A. in Economics from Cambridge University in the United Kingdom and holds an MBA from INSEAD business school in France. Our Board of Directors believes that Mr. Ives’ extensive knowledge of the interactive gaming industry, as well as his experience developing and executing strategies in high growth international businesses, is valuable to the Board of Directors.

Neil E. Jenkins has been a director since October 2006. In addition to his role as a director, Mr. Jenkins serves as the Chairman of the Compensation Committee and on the Nominating and Governance Committee. Since 2000, Mr. Jenkins has been an Executive Vice President and Secretary and the General Counsel for Lawson Products, Inc., a publicly traded industrial products company. Beginning in 1974, Mr. Jenkins began working in labor relations for Bally Manufacturing Corporation, the predecessor company to Bally Entertainment Corporation, a manufacturer of gaming units, and continued in the legal department, rising to the position of General Counsel, a capacity he served in from 1985 to 1992. In 1993, Mr. Jenkins became a member of the Executive Team of Bally Gaming International, Bally Manufacturing’s gaming industry spin-off, where he helped coordinate business development, legal, and licensing matters. Mr. Jenkins received a B.A. in Political Science from Brown University, a Juris Doctor degree from Loyola University Chicago School of Law, and a Master of Science degree in Financial Markets from the Center for Law & Financial Markets at the Illinois Institute of Technology. Our Board of Directors believes that Mr. Jenkins’ extensive experience in the gaming industry and business development, legal, and licensing experience is valuable to the Board of Directors.
Michael J. Maples, Sr. has been a director since August 2004 and served as Chairman of the Board of Directors from April 2006 to March 2011. In addition to his role as a director, Mr. Maples serves on the Audit and Nominating and Governance Committees. Prior to his retirement, Mr. Maples held various management positions at Microsoft Corporation, a software products and services company (“Microsoft”), from April 1988 to July 1995, including Executive Vice President of the Worldwide Products Group. As a member of the Office of the President at Microsoft, Mr. Maples reported directly to the Chairman. Previously, Mr. Maples served as Director of Software Strategy for International Business Machines Corp., a software products and services company, on the board of Motive, Inc., a service management software company, and on the board of PeopleSoft, Inc., a software company. Mr. Maples also currently serves on the boards of Lexmark International, Inc., a laser and inkjet printer company, and Sonic Corp., an operator and franchisor of drive-in restaurants. Mr. Maples is currently a member of the Board of Visitors of the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. Mr. Maples received a B.S. in Electrical Engineering from the University of Oklahoma and an MBA from Oklahoma City University. Our Board of Directors believes that Mr. Maples’ extensive management and financial experience in technology companies and corporate governance experience through service on other boards is valuable to the Board of Directors.
Justin A. Orlando has been a director since 2009. In addition to his role as a director, Mr. Orlando serves as Chairman of the Nominating Committee and as a member of the Audit Committee. Since 2013, Mr. Orlando has been a managing director of Saja Capital Management, LLC, a private investment firm focused in the restaurant and hospitality industry. Mr. Orlando is also currently a director of Qumu Corporation, a company that provides enterprise video and webcasting technology solutions, where he has held this position since April, 2013, and is Chairman of the Board of the New York Theatre Ballet. Previously, from 2002-2013, Mr. Orlando was a managing director of Dolphin Limited Partnerships, a private investment management firm focused on investing in undervalued public companies across a diverse set of industries. From 1999 to 2002, Mr. Orlando was a member of the healthcare investment banking group of Merrill Lynch, Pierce, Fenner & Smith Incorporated where he was involved in advisory work, financings, and control transactions. From 1996 to 1999, Mr. Orlando practiced corporate law with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, focusing on mergers and acquisitions and corporate finance transactions. Mr. Orlando received a B.A. in History from the University of Chicago and a Juris Doctor degree from the Columbia University School of Law. Our Board of Directors believes that Mr. Orlando’s strategic, financial, and legal experience is valuable to the Board of Directors.
Patrick J. Ramsey became our Chief Executive Officer and was appointed to serve as a director in September 2010. Mr. Ramsey also served as President from September 2010 until November 2013, after serving as the Interim President and CEO since March 2010 and Chief Operating Officer of the Company since September 2008. Previously, Mr. Ramsey was employed as the Vice President and Executive Associate to the Vice Chairman of Harrah’s from November 2007 through September 2008, where he worked on domestic and international development, design and construction, and sports and entertainment. Prior to joining the corporate office of Harrah’s in Las Vegas, Mr. Ramsey worked as the Vice President of Slot Operations, Slot Performance, and Security Operations at Caesars Atlantic City (May 2006‑November 2007), a casino. Mr. Ramsey has held several other positions with Harrah’s, including roles in the Central Division headquarters based in Memphis (November 2004‑May 2006) and at several of the Chicagoland properties (June 2003‑November 2004). Mr. Ramsey received a B.A. in Economics from Harvard University and an MBA from the Kellogg School of Management at Northwestern University. Our Board of Directors believes that Mr. Ramsey, as CEO of the Company, is a critical member of the Board of Directors. His significant experiences at Harrah’s, as well as leadership within the Company, are invaluable to the Board of Directors in setting direction and strategy for the Company.

Robert D. Repass has been a director since July 2002. In addition to his role as a director, Mr. Repass serves as Chairman of the Audit Committee and serves on the Nominating and Governance Committee. Mr. Repass is currently a partner with Maxwell, Locke & Ritter, an Austin based professional services firm. From April 2002 through February 2009, Mr. Repass was Senior Vice President and Chief Financial Officer of Motion Computing, Inc., a mobile computing company. From January 2002 until March 2002, Mr. Repass was a private consultant. From March 2000 until December 2001, Mr. Repass was a partner with TL Ventures, a Philadelphia based venture capital firm. Mr. Repass was the managing partner of the Austin office of PricewaterhouseCoopers, a global professional services firm, from December 1997 to March 2000. From January 2003 until December 2005, Mr. Repass served on the Board of Directors and as the Chairman of the Audit Committee of Bindview Development Corporation, a software company. Mr. Repass also served on the Board of Directors and as Chairman of the Audit Committee of INX, Inc., a technology services company, from July 2011 until its sale in December 2011. Mr. Repass has over 30 years of public accounting, Securities and Exchange Commission and financial reporting experience. Mr. Repass received a B.S. in Accounting from Virginia Tech. Our Board of Directors believes that Mr. Repass, who is chair of the Audit Committee and an audit committee financial expert, brings an understanding of the operational and financial aspects of public companies in general, and of the Company’s business in specific, to the Board of Directors.
Nominee Recommendations
All director nominees were approved by the Nominating and Governance Committee for inclusion in our proxy card for the Annual Meeting.
There are no family relationships among any of our executive officers and directors.
Agreement with Liberation Investments
Mr. Jenkins was originally appointed to our Board of Directors in October 2006, nominated for inclusion on the slate of candidates for election at the 2007 annual shareholders meeting and recommended by our Board of Directors to the shareholders for election at the 2007 annual meeting pursuant to an Agreement, dated October 24, 2006, by and among us and Liberation Investments, L.P., a Delaware limited partnership, certain entities affiliated with Liberation Investments, L.P., former director Emanuel Pearlman, an affiliate of Liberation Investments, L.P., and Mr. Jenkins. A copy of the agreement is attached as Exhibit 10.1 to a Current Report on Form 8-K filed by us with the Securities and Exchange Commission, or SEC, on October 26, 2006. The agreement does not require our Board of Directors’ nomination of, or recommendation of a vote in favor of, Mr. Jenkins for election as a director at the 2014 Annual Meeting, and our Board of Directors’ nomination and recommendation of Mr. Jenkins for election as a director at the 2014 Annual Meeting has not been made pursuant to any obligation arising under such agreement or any other agreement.
Vote Required
Directors will be elected if the votes cast “for” such nominee’s election exceed the number of votes cast “against” such nominee’s election. “Abstentions” and “broker non-votes” will not be counted as votes cast either “for” or “against” that director’s election and therefore will not affect the voting results.
Recommendation of our Board of Directors
Our Board of Directors recommends that the shareholders vote “FOR” each of the nominees named above.

CORPORATE GOVERNANCE
Corporate Governance Highlights
Our Board of Directors has adopted a set of Corporate Governance Guidelines to help it exercise its responsibilities and promote the efficient function of the Board and its committees. The Corporate Governance Guidelines may be found on our website at www.multimediagames.com in the “Investor Relations” section. The Board’s current corporate governance practices include the following:

•	Stock Ownership Guidelines—We recently adopted and require our Directors and the CEO to maintain a certain amount of stock ownership. See Section titled "Stock Ownership Guidelines" below.

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Independent Chairman—We have an independent Chairman of the Board who is responsible for presiding at all meetings of the Board and at all meetings of Shareholders, and also performs such other duties as may be prescribed from time to time by the Board. In addition, the Chairman of the Board serves as a direct contact to the Board of Directors for the CEO and generally advises the CEO.

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Majority Vote Standard for Director Elections—We have a majority voting standard for the election of directors in uncontested elections. Under this standard, a director nominee will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. The Board has adopted a director election policy, pursuant to which each nominee who is standing for re-election at the Annual Meeting has tendered an irrevocable resignation that will become effective if the nominee does not receive the required vote and our Board of Directors accepts the resignation.

•	Annual Elections of Directors—All of our directors are elected annually by our shareholders.

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Access to Management—We afford our directors complete access to our management. Key members of management attend Board of Directors and committee meetings to present information concerning various aspects of the Company, its operations and results.

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Authority to Retain Outside Advisors—The Board and each of its committees has the authority to retain outside financial, legal or other advisors as they deem appropriate. The Audit Committee has the sole authority to hire and terminate the independent registered public accountants. The Compensation Committee has the sole authority to hire and terminate compensation advisors as the committee believes necessary or appropriate. The Nominating and Governance Committee has the sole authority to hire and terminate search firms to identify director candidates.

•	Limitation on Number of Boards—Our directors should not serve on more than four other public company boards in addition to the Company’s Board.

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Retirement Age—The Board has established a retirement age of 70 for outside directors. At the age of 70, an outside director should resign unless the Board determines that his continued service is in the best interests of the Company. The Board has determined that Mr. Maples, who is 71 years old, should continue to serve on the Board as his continued service is in the best interests of the Company.

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Changes in Responsibilities Evaluated—Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities that could interfere with the performance of their duties as directors. The Board has determined that Mr. Orlando, who changed his employment this year, should continue to serve on the Board as his continued service is in the best interests of the Company.

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Board and Committee Evaluations—The Nominating and Governance Committee annually reviews the functioning and effectiveness of the Board of Directors and its committees. The Board and each committee also perform annual self-evaluations.

Determination of Independence
Our Board of Directors is currently comprised of six members. Our Board of Directors has determined that Messrs. Greathouse, Jenkins, Maples, Orlando, and Repass each qualify as “independent” directors as defined in the listing rules of the Nasdaq Stock Market, or the Nasdaq Listing Rules. Therefore, a majority of the members of our Board of Directors are “independent” as such term is defined in the Nasdaq Listing Rules. The Board had previously determined that Mr. Timothy Stanley qualified as an independent director under the Nasdaq Listing Rules prior to his resignation from the Board in April 2013.

In reviewing the independence of our directors, our Board of Directors reviewed and considered facts and circumstances relevant to the independence of each member. The Board of Directors has determined that there are no relationships that would impair any director's independence under the Nasdaq Listing Rules.
The independent directors have committed to hold formal meetings, separate from management, at least four times a year.
Meetings of Our Board of Directors
The Board and standing committees met as follows during the fiscal year ended September 30, 2013:

Number of Meetings
Board of Directors	8
Audit Committee	9
Compensation Committee	4
Nominating and Governance Committee	4
During that period, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of our Board of Directors during the period that he served on such committees.
Committees of Our Board of Directors
Our Board of Directors has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Currently, all of the members of each of our committees are “independent,” as determined by our Board of Directors and in accordance with the Nasdaq Listing Rules. In addition, each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the rules promulgated under the Securities Exchange Act of 1934, as amended, or the 1934 Act. The following table sets forth the membership of the Board’s standing committees:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Stephen J. Greathouse		X
Neil E. Jenkins		CHAIR	X
Michael J. Maples, Sr.	X	X	X
Justin A. Orlando	X		CHAIR
Robert D. Repass	CHAIR, Financial Expert		X

Audit Committee. The Audit Committee is currently comprised of Messrs. Repass, Maples and Orlando, who are each “independent” directors, as required by Nasdaq Listing Rules and the rules of the SEC regarding audit committee membership. All Audit Committee members also possess the level of financial literacy required by Nasdaq Listing Rules. Our Board of Directors has determined that at least one member of the Audit Committee, Mr. Repass, is an “audit committee financial expert” as defined by the rules and regulations of the SEC. Mr. Repass serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors, a current copy of which is located on the “Investor Relations” page of our Internet website located at www.multimediagames.com.

The primary purpose of the Audit Committee is to assist our Board of Directors in:

•	Overseeing our accounting and financial reporting processes and the audits of our consolidated financial statements; and

•	Reviewing the qualifications, independence and performance, and approving the terms of engagement of the independent registered public accountants.
The Audit Committee is also responsible for the preparation of the Audit Committee Report, which is included elsewhere in this Proxy Statement.
The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the 1934 Act, including the audited financial statements and financial statements thereunder, as applicable, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.
Compensation Committee. The Compensation Committee currently is comprised of Messrs. Jenkins, Greathouse and Maples, who are each “independent” directors, as required by Nasdaq Listing Rules. Mr. Jenkins serves as the Chairman of the Compensation Committee. The Compensation Committee is charged with the responsibility of determining the compensation of our executive officers, including our CEO, and reviewing and proposing to the Board changes in non-employee director compensation. The Compensation Committee operates under a written charter adopted by our Board of Directors, a current copy of which is located on the “Investor Relations” page of our Internet website located at www.multimediagames.com.
The Compensation Committee has overall responsibility for the approval of executive compensation programs that are appropriate, consistent with its compensation philosophy, and support the Company’s business goals and objectives and for reviewing and proposing to the Board changes in non-employee director compensation. Specifically, the Compensation Committee has authority and responsibility for the review, evaluation and approval of the compensation structure and levels for all of the executive officers. The Compensation Committee also approves all employment, severance, or change-in-control agreements, and special or supplemental benefits or provisions applicable to executive officers. The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding the compensation of non-employee directors. The Compensation Committee has the sole authority to retain or obtain the advice of any compensation consultant or other advisor it deems necessary or appropriate to carry out its responsibilities and is directly responsible for the apointment, compensation and oversight of the work of any compenastion consultant or other advisor retained by the Committee. The Compensation Committee will select or receive advice from any such compensation consultant or other advisor only after taking into consideration the factors required by the Nasdaq Listing Rules. The Compensation Committee also determines and approves the terms of engagement and the fees and costs for such engagements. The Compensation Committee has historically retained an independent compensation consultant in order to assess executive compensation and retained Radford Consulting, or Radford, to review the Company’s executive compensation for fiscal years 2011, 2012 and 2013.
Each year, the Compensation Committee reviews the compensation recommendations for the Company’s executive officers submitted by the CEO, after his review of the independent compensation consultant's recommendations. In general, the CEO’s recommendations consider the following:

•	Performance versus stated individual and Company business goals and objectives;

•	Internal equity (i.e., considering the pay for similar jobs and jobs at different levels within the Company) and the critical nature of each executive officer to the Company’s past and future success;

•	The need to retain talent; and

•	The compensation history of each executive officer, including the value and number of equity awarded in prior years.
The Compensation Committee believes that this input from management as well as the input from the independent compensation consultant provides useful information and perspective to assist the Compensation Committee with the determination of its own views on compensation. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of the executive officers from management and from the independent compensation consultant, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.
In making decisions on each executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive officer’s total compensation package, the executive officer’s responsibilities, and the competitive posture of the executive officer’s current compensation, based on analysis from an independent compensation consultant. The Compensation Committee also evaluates each executive officer’s performance through reviews of objective results (both Company and individual results), reports from the CEO regarding the executive’s effectiveness in supporting the Company’s key strategic, operational and financial goals and, in some cases, personal observation.
The base salary and bonus opportunity of our CEO and our other named executive officers are set forth in their respective executive employment agreements, as may be amended from time to time in the Compensation Committee’s discretion. With respect to their compensation, the Compensation Committee is responsible for the annual review and approval of total compensation, including annual incentive bonus structure and equity-based incentive compensation. The Compensation Committee also develops annual performance goals and objectives, and conducts an evaluation of the CEO’s performance relative to these goals and objectives on an annual basis. The Compensation Committee considers and discusses the CEO’s compensation in executive session without the CEO present.
Nominating and Governance Committee. The Nominating and Governance Committee is currently comprised of Messrs. Orlando, Jenkins, Maples, and Repass. Mr. Orlando serves as the Chairman of the Nominating and Governance Committee. All members of the Nominating and Governance Committee meet the test for independence set forth in the Nasdaq Listing Rules. The Nominating and Governance Committee operates under a written charter adopted by our Board of Directors, a current copy of which is located on the “Investor Relations” page of our Internet website located at www.multimediagames.com.
The primary purpose of the Nominating and Governance Committee is to identify and recommend to our Board of Directors individuals who are qualified to become members of our Board of Directors and the committees of our Board of Directors. The Nominating and Governance Committee is also responsible for recommending to our Board of Directors corporate governance principles, providing oversight of the annual performance review process of our Board of Directors and the committees of our Board of Directors, and facilitating interaction between our management and our Board of Directors and committees of our Board of Directors.
The Sixth Amended and Restated Bylaws of the Company impose certain qualifications for directors and director nominees. The Bylaws give the Board of Directors discretion to determine whether a proposed nominee would put the Company at risk of losing or suffering prejudice to a gaming license, of being unable to reinstate a prior gaming license, or of being unable to obtain a new gaming license. In addition, in order to be qualified to serve as a director, a person may not be an “Unsuitable Person” as defined in the Bylaws, must satisfy the director qualification requirements of all gaming authorities, and must annually submit an irrevocable resignation that will be effective if a gaming authority determines that such person’s membership on the Board of Directors would cause the Company to lose a gaming license, be unable to reinstate a prior gaming license, or be unable to obtain a new gaming license. In light of the highly regulated nature of the Company’s business and industry in which it operates, and the potential adverse consequences to the Company if an unqualified director were to remain on the Board of Directors, the Board of Directors believes that the qualifications are reasonable and appropriate for the Company.
Director Nominations
Our directors play a critical role in guiding our strategic direction and overseeing the management of our business. The Nominating and Governance Committee’s goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. All Board of Director candidates, including those candidates recommended by shareholders, are considered based upon various criteria, such as their business and professional skills and experiences, personal and professional ethics, integrity and values, long-term commitment to representing the best interests of our shareholders and inquisitive and objective perspective and mature judgment. Additionally, director candidates must have sufficient time available to perform all Board of Directors and committee responsibilities and must be qualified to serve as a director under our Bylaws. When reviewing potential director candidates, the Nominating and Governance Committee considers the following factors:

•	The appropriate size of our Board of Directors and its committees;

•	The perceived needs of our Board of Directors for individuals with particular skills, background, and business experience;

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The skills, background, reputation, and business experience of nominees in relation to the skills, background, reputation, and business experience already possessed by other members of our Board of Directors;

•	Nominees’ independence from management;

•	Nominees’ experience with accounting rules and practices;

•	Nominees’ background with regard to executive compensation;

•	Applicable regulatory and listing requirements, including independence requirements and legal considerations;

•	The benefits of a constructive working relationship among directors; and

•	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
The Nominating and Governance Committee generally believes that the Board of Directors benefits from diversity of background, experience and views among its members, and considers this as a factor in evaluating the composition of the Board of Directors, but has not adopted any specific policy in this regard. The Nominating and Governance Committee may also consider from time to time such other factors as it may deem to be in the best interests of our business and shareholders. Other than considering the factors listed above and those qualifications set forth in our Bylaws, including those qualifications related to the Company's gaming licenses, we have no stated minimum criteria for director nominees. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of our Board of Directors to meet the criteria for an “Audit Committee financial expert” as defined by SEC rules, and that a majority of the members of our Board of Directors meet the definition of “independent” director under the Nasdaq Listing Rules.
The Nominating and Governance Committee will review the qualifications and backgrounds of the current directors, as well as the overall composition of our Board of Directors, and recommend to our full Board of Directors the slate of directors to be nominated for election at the annual meeting of shareholders. In the case of incumbent directors, the Nominating and Governance Committee reviews such directors to determine whether to recommend these directors for re-election. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Nominating and Governance Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act of 2002, SEC rules and Nasdaq Listing Rules, and the level of the candidate’s financial expertise. Candidates for nomination as director come to the attention of the Nominating and Governance Committee from time to time through incumbent directors, management, shareholders, or third parties. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.
The Nominating and Governance Committee will consider nominees recommended by shareholders on the same terms as nominees selected by the Nominating and Governance Committee. Any shareholder suggestions must be provided to the Nominating and Governance Committee on a timely basis using the procedure described in “Shareholder Communications with Our Board of Directors” below and must include the same information required by Section 3.16 of our Bylaws for shareholder nominations of directors.
Director Attendance at Annual Meetings
Our policy is that all directors will make reasonable efforts to attend our annual meetings of shareholders. We take great care in scheduling meetings at times when all of our directors are available to attend such meetings either in person or telephonically. At our last annual shareholders meeting, which was held on January 30, 2013, all but one of our then-current directors attended in person.

Voting Standard for Director Elections
Pursuant to our Bylaws, we have a majority voting standard for the election of directors in uncontested elections. Under this standard, a director nominee will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Abstentions and broker non-votes are not considered votes cast. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as until the director's successor is elected and qualified. The Board has adopted a director election policy, pursuant to which each nominee who is standing for re-election at the Annual Meeting has tendered an irrevocable resignation that will become effective if the nominee does not receive the required vote and our Board of Directors accepts the resignation. If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by our Board of Directors. Our Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If our Board of Directors accepts the resignation, the nominee will no longer serve on our Board of Directors, and if our Board of Directors rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal.
If a shareholder has nominated a candidate for election to the Board in compliance with the advance notice requirements for shareholder nominees for directors contained in our Bylaws, and the nomination has not been withdrawn by the shareholder on or before the tenth day before the Company sends its notice of meeting for the shareholder meeting, then directors will be elected by a plurality of the votes cast.
Shareholder Communications with Our Board of Directors
Shareholders may communicate with our Board of Directors by transmitting correspondence by mail to the address below, or electronically through the “Investor Relations – Corporate Governance – Contact the Board” form located on our website, www.multimediagames.com.
Chairman of the Board or Board of Directors
c/o Corporate Secretary
Multimedia Games Holding Company, Inc.
206 Wild Basin Road South, Building B
Austin, Texas 78746
The communications will be transmitted to the appropriate leadership of our Board of Directors as soon as practicable, unless our Corporate Secretary, in consultation with legal counsel, determines there are safety or security concerns that mitigate against further transmission of the communication. Our Board of Directors shall be advised of any communication withheld for safety or security reasons as soon as practicable.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics applicable to our officers, directors, and employees. This code is located on our website under the “Investor Relations - Corporate Governance” page of our Internet website located at www.multimediagames.com. A copy will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Austin, Texas 78746. If we make any amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of the code to our principal executive officer, principal financial officer, principal accounting officer, or controller, or other persons performing similar functions that requires disclosure by law or the Nasdaq Listing Rules, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC. We also intend to satisfy Nasdaq’s requirement to disclose waivers of the code with respect to our directors and executive officers by posting any such waivers on our website.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended September 30, 2013, Mr. Jenkins, Mr. Greathouse, Mr. Maples and Mr. Stanley served on our Compensation Committee. None of these individuals has served at any time as an officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. In addition, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during the fiscal year ended September 30, 2013.
Board Leadership Structure and Role in Risk Oversight
As provided in our Corporate Governance Guidelines, the Board elects its Chairman and appoints the Company's CEO according to its view of what is best for the Company at any given time. The Board does not believe there should be a fixed rule as to whether the offices of Chairman and CEO should be vested in the same person or two different people, or whether the Chairman should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to play these roles may dictate different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of the Company.
Presently, the Company is managed by a CEO that is separate from the Chairman of the Board. The Board of Directors has determined that its present leadership structure is effective to create checks and balances between the executive officers of the Company and the Board of Directors in the Company’s current circumstances as the Company has undergone significant change over the last several years, including turnover at executive level and downsizing of the Company. Our Board’s role in risk oversight is consistent with our Board’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing our risk exposure and our Board and committees providing oversight in connection with those efforts. The Board of Directors is actively involved in overseeing all material risks that face the Company. The Board of Directors administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers’ management of the Company, and through its risk oversight process.
Risk Oversight Process. Our Board of Directors has the primary responsibility for risk oversight of the Company as a whole. However, the Board of Directors has delegated primary oversight responsibility to the Audit Committee. The Audit Committee is responsible for overseeing risks associated with financial and accounting matters, including overseeing compliance with legal and regulatory requirements and internal control over financial reporting. In addition, the Audit Committee has oversight responsibility for the Company’s overall business risk management process, which includes the identification, assessment, mitigation and monitoring of key business risks on a company-wide basis. The Company performs internal audits through the finance department. The Audit Committee has requested that the internal auditor provide a report on the Company’s internal audit activities, including key business risks and evaluations and assessments of internal controls and procedures.
The Board of Directors has also charged the Company’s Regulatory Compliance Committee with identifying and evaluating situations arising in the course of the Company’s business that might adversely affect the objectives of gaming control. Generally speaking, a situation adversely affects the gaming control objectives if it adversely affects the public faith in the ability of any appropriate gaming regulatory system to ensure that licensed gaming is conducted honestly and competitively and that gaming is free from criminal and corruptive elements.
The Regulatory Compliance Committee is currently comprised of one independent director from the Company’s Board of Directors, currently the Company’s Chairman of the Board, and two independent members not otherwise affiliated with the Company. Our CEO generally attends meetings of the Regulatory Compliance Committee and the Regulatory Compliance Committee is advised by our General Counsel and Chief Compliance Officer. The Regulatory Compliance Committee generally meets quarterly and reviews and investigates all information, whether brought to the Regulatory Compliance Committee’s attention or discovered by the Regulatory Compliance Committee, concerning activities that might constitute any event, circumstance or activity that adversely affects the objectives of gaming control or violations of the Company’s compliance policies. After review of the information, the Regulatory Compliance Committee formulates a recommendation to management regarding a course of action to appropriately address the specific event, transaction, circumstance, or situation. Although the Regulatory Compliance Committee does not have authority to make or override policies, procedures or management decisions of the Company, the Regulatory Compliance Committee must refer any compliance issues that it feels are not adequately addressed to the Board of Directors for further consideration. The Regulatory Compliance Committee is not intended to displace either the Board of Directors or the executive officers’ decision-making authority, but is intended to be an advisory body to better ensure that the

Company’s goals of avoiding unsuitable situations and in entering into relationships exclusively with suitable persons remains satisfied.
The Board of Directors has also charged the Company’s Disclosure Committee with ensuring that senior management and the Board of Directors are informed about material information regarding the Company’s business.
Compensation-Related Risk Assessment
The Compensation Committee reviews all incentive plans relative to established criteria and conducts an assessment to ensure that none of our incentive plans encourage excessive risk-taking by our executives or employees. Together with executive management, the Compensation Committee has considered the risks arising from the Company's compensation programs for its executives and employees and has concluded that the compensation policies are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee also reviews the risk profile and the relationship between the Company's compensation programs to the overall risk profile of the Company.

PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal
The Dodd-Frank Act requires all public companies to hold a separate non-binding, advisory shareholder vote to approve the compensation of named executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). The Board of Directors has determined that such a Say on Pay proposal shall be conducted annually and, in accordance with such determination and Section 14A of the Exchange Act, you have the opportunity to vote “for” or “against” the compensation paid to our named executive officers, as disclosed in this Proxy Statement under the caption “Executive Compensation.” Unless the Board of Directors modifies its determination of the frequency of future Say on Pay advisory votes, the next non-binding, advisory shareholder “Say on Pay” vote will be held at the Company’s 2015 Annual Meeting of Shareholders.

Executive Compensation
As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Board of Directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our named executive officers with those of our shareholders. Our Board of Directors also believes that our executive compensation programs provide our named executive officers with a balanced compensation package that includes a reasonable base salary along with annual and long-term incentive compensation programs that are based on the Company’s financial performance and individual performance. These incentive programs are designed to reward our named executive officers on both an annual and long-term basis if they attain specified performance goals and the the Company achieves specified financial goals.
The “Compensation Discussion and Analysis” discussion includes additional details about our executive compensation programs. Our fiscal year 2013 Say on Pay proposal is set forth in the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement.”
Vote Required
The affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against the matter will be required for the proposal to pass and “abstentions” and “broker non-votes” shall not be counted as votes either “for” or “against” the proposal; however, because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. The Compensation Committee and the Board of Directors, however, will take into account the outcome of the vote when considering future executive compensation arrangements.
Recommendation of our Board of Directors
The Board of Directors recommends that you vote FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure set forth under the caption “Executive Compensation” of this Proxy Statement.

PROPOSAL THREE
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of our Board of Directors has selected BDO USA, LLP as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2014. BDO USA, LLP has served as our independent registered public accountants since their appointment in our 1999 fiscal year. A representative of BDO USA, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

	Year Ended	Year Ended
	September 30, 2013	September 30, 2012
Audit Fees	$515,000	$515,000
Audit-Related Fees	73,650	88,775
Tax Fees	—	—
All Other Fees	—	—
Total	$588,650	$603,775

Audit Fees. Audit Fees represent fees for professional services provided in connection with the audit of our annual consolidated financial statements and of management’s assessment and the operating effectiveness of internal control over financial reporting including in our Form 10-K, the quarterly reviews of condensed consolidated financial statements included in our Form 10-Q filings, and other statutory or regulatory filings.
Audit-Related Fees. Audit-Related Fees are fees for assurance and related services. This category includes fees related to assistance in employee benefit and compensation plan audits, Statement on Standards for Attestation Engagements (SSAE) No. 16 Reports and consulting on financial accountings/reporting standards.
Tax Fees. Tax Fees primarily include professional services performed with respect to tax compliance, tax advice and tax planning, including the preparation and review of our original and amended tax returns and those of our consolidated subsidiaries, and for state, local and international tax consultation. Tax fees also include professional fees related to research and development tax credit studies. There were no tax fees in the fiscal years ended September 30, 2013 and 2012.
All Other Fees. All Other Fees includes the aggregate fees for products and services provided by BDO USA, LLP that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” There were no other fees in the fiscal years ended September 30, 2013 and 2012.
The Audit Committee has also adopted procedures for pre-approving all audit and non-audit services provided by BDO USA, LLP. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature, and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services, and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval procedures, the Audit Committee pre-approved all audit and non-audit services provided by BDO USA, LLP for the fiscal years ended September 30, 2013 and 2012. The Audit Committee has considered whether the provision by BDO USA, LLP of non-audit services included in the fees set forth in the table above is compatible with maintaining the independence of BDO USA, LLP, and has concluded that such services are compatible with BDO USA, LLP’s independence as our auditors.
Shareholder ratification of the appointment of BDO USA, LLP as our independent registered public accountants is not required by our Bylaws or other applicable legal requirement. However, the appointment of BDO USA, LLP is being submitted to the shareholders for ratification because the Audit Committee and our Board of Directors believes it is a good corporate governance practice and is an opportunity for shareholders to provide direct feedback to the Audit Committee and Board of Directors on an important issue of corporate governance. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Vote Required
The affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against the matter will be required for the proposal to pass; however, because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. Abstentions shall not be counted as votes either “for” or “against” the proposal. We do not expect any broker non-votes in connection with the ratification.
Recommendation of our Board of Directors
Upon the recommendation of the Audit Committee, our Board of Directors recommends that the shareholders vote “FOR” the ratification of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2014.

OTHER MATTERS
We know of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their best judgment with respect to such matters. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.
OWNERSHIP OF SECURITIES
Security Ownership of Management and Certain Beneficial Owners
The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of December 31, 2013, by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each named executive officer, and (iv) all of our directors and executive officers as a group.
Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class (2)
BlackRock Inc.	2,328,286(3)	7.9%
Patrick J. Ramsey	638,500(4)	2.1%
Adam Chibib	289,055(5)	1.0%
Todd F. McTavish	9,376(6)	*
Mick Roemer	281,250(7)	*
Joaquin J. Aviles	78,438(8)	*
Stephen J. Greathouse	99,450(9)	*
Stephen P. Ives	-	*
Neil E. Jenkins	41,625(10)	*
Michael J. Maples, Sr.	25,625(11)	*
Justin A. Orlando	47,000(12)	*
Robert D. Repass	69,180(13)	*
All executive officers and directors (11 persons) as a group	1,579,499(14)	5.1%
*    Represents beneficial ownership of less than one percent.

(1)	Unless otherwise noted, the address for all officers and directors is the address of our principal executive offices at 206 Wild Basin Road South, Building B, Austin, Texas 78746.

(2)
Percentages of ownership are based on 29,598,548 shares of common stock outstanding on December 31, 2013 plus the number of such shares of common stock outstanding pursuant to SEC Rule 13d-3(d)(1) including shares of restricted stock units which will become vested within 60 days after December 31, 2013 and shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after December 31, 2013. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after December 31, 2013 and shares of restricted stock units which will become vested within 60 days after December 31, 2013 are deemed outstanding for computing the percentage for the person or group holding such options, but are not deemed outstanding for computing the percentage for any other person or group.

(3)
Based solely on a Schedule 13G/A filed on February 1, 2013 with the SEC, BlackRock, Inc. (“Blackrock”) is the beneficial owner of 2,328,286 shares of the Company’s common stock and has the sole voting and dispositive power as to those 2,328,286 shares. BlackRock’s address is 40 East 52nd Street, New York, NY 10022.

(4)	Consists of (i) 12,500 shares owned by Mr. Ramsey, and (ii) 626,000 shares issuable upon the exercise of stock options that are currently exercisable.

(5)	Consists of (i) 15,722 shares owned by Mr. Chibib, and (ii) 273,333 shares issuable upon the exercise of stock options that are currently exercisable.

(6)
Consists of (i) 6,251 shares issuable upon the exercise of stock options that are exercisable within 60 days, and (ii) 3,125 shares of restricted stock units that will vest within 60 days for Mr. McTavish.

(7)	Consists of (i) 16,250 shares owned by Mr. Roemer, and (ii) 265,000 shares issuable upon the exercise of stock options that are currently exercisable.

(8)	Consists of (i) 1,250 shares owned by Mr. Aviles, and (ii) 77,188 shares issuable upon the exercise of stock options that are currently exercisable.

(9)
Consists of (i) 73,825 shares owned by Mr. Greathouse, (ii) 20,625 shares issuable upon the exercise of stock options that are currently exercisable, and (iii) 5,000 restricted stock units that vest January 29, 2014.

(10)
Consists of (i) 11,000 shares owned by Mr. Jenkins, (ii) 25,625 shares issuable upon the exercise of stock options that are currently exercisable, and (iii) 5,000 restricted stock units that vest January 29, 2014.

(11)	Consists of (i) 20,625 shares owned by Mr. Maples and (ii) 5,000 restricted stock units that vest January 29, 2014.

(12)
Consists of (i) 2,000 shares owned by Mr. Orlando, (ii) 40,000 shares issuable upon the exercise of stock options that are currently exercisable, and (iii) 5,000 restricted stock units that vest January 29, 2014.

(13)
Consists of (i) 24,180 shares owned by Mr. Repass, (ii) 40,000 shares issuable upon the exercise of stock options that are currently exercisable, and (iii) 5,000 restricted stock units that vest January 29, 2014.

(14)
Consists of (i) 177,352 shares owned directly, (ii) 1,374,022 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days, and (iii) 28,125 shares of restricted stock units that vest within 60 days after December 31, 2013.

For a description of our stock ownership guidelines and stock holding requirements, see "Stock Ownership Guidelines" below.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our accounting and financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report thereon. Additionally, the independent registered public accounting firm is responsible for performing an independent audit of the operating effectiveness of the Company's internal controls over financial reporting and for issuing a report thereon.
Based on the Audit Committee’s:

•	Review of our audited consolidated financial statements for our fiscal year ended September 30, 2013;

•	Discussions with our management regarding our audited consolidated financial statements;

•
Discussion with our independent registered public accounting firm regarding matters required to be discussed by the Statement on Auditing Standards No. 61 (“The Auditor’s Communication With Those Charged With Governance”), as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from our independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning its independence, and has discussed with their independence from the Company and its management; and

•	Other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements as of and for our fiscal year ended September 30, 2013, be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2013, for filing with the SEC.
AUDIT COMMITTEE
Robert D. Repass, Chairman
Justin A. Orlando
Michael J. Maples, Sr.

EXECUTIVE OFFICERS
Set forth below is information regarding the executive officers of the Company as of December 2, 2013. Each executive officer holds office until the earlier of (1) the due election of such officer’s successor, and (2) such officer’s death, resignation or removal from office. There are no family relationships among any of our executive officers and directors.

Name	Age	Positions and Offices
Patrick J. Ramsey	39	Chief Executive Officer and Director
Adam Chibib	47	President and Chief Financial Officer
Todd F. McTavish	45	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Mick D. Roemer	61	Senior Vice President, Sales
Joaquin J. Aviles	53	Vice President, Technology

Patrick J. Ramsey became CEO and was appointed to serve as a director in September 2010. Mr. Ramsey also served as President from September 2010 to November 2013, after serving as the Interim President and CEO since March 2010 and Chief Operating Officer of the Company since September 2008. Previously, Mr. Ramsey was employed as the Vice President and Executive Associate to the Vice Chairman of Harrah’s from November 2007 through September 2008, where he worked on domestic and international development, design and construction, and sports and entertainment. Prior to joining the corporate office of Harrah’s in Las Vegas, Mr. Ramsey worked as the Vice President of Slot Operations, Slot Performance, and Security Operations at Caesars Atlantic City (May 2006‑November 2007), a casino. Mr. Ramsey has held several other positions with Harrah’s, including roles in the Central Division headquarters based in Memphis (November 2004‑May 2006) and at several of the Chicagoland properties (June 2003‑November 2004). Mr. Ramsey received a B.A. in Economics from Harvard University and an MBA from the Kellogg School of Management at Northwestern University.
Adam Chibib was appointed President in November 2013 and Chief Financial Officer in February 2009. Mr. Chibib brings over 20 years of financial management and technology industry experience to the Company, as well as relevant public company experience. Prior to joining us, Mr. Chibib ran a financial consulting practice as a sole proprietor, where he assisted early-stage technology companies with debt and equity fund raising, business model and process improvement implementation, and merger and acquisition advisory services. Mr. Chibib previously served as Chief Financial Officer at NetSpend Corporation, a privately-held processor and marketer of prepaid debit cards (June 2007‑July 2008); as Interim Chief Financial Officer at Internet RIET, an Internet media company that owns and manages domain names, while also working as a consultant with GrowLabs, LLC, an investor in technology companies (January 2006‑June 2007); as Chief Financial Officer at Tippingpoint Technologies, a network-based security hardware manufacturer (January 2004‑January 2006); as Chief Financial Officer at Waveset Technologies, a security software company (April 2003‑December 2003); and as Chief Financial Officer at BroadJump, Inc., a developer of broadband network management tools and software for broadband service providers (November 1998‑March 2003). In addition, as Controller at Tivoli Systems, a private software company for infrastructure management sold to IBM in 1996 (February 1997‑January 1999), Mr. Chibib’s responsibilities included managing the worldwide accounting and treasury functions. Mr. Chibib has also held various positions, including senior level positions, at Coopers & Lybrand, LLP and Price Waterhouse, LLP, global professional services firms. Mr. Chibib received a B.B.A. in Accounting from the University of Texas at Austin. Mr. Chibib is a Certified Public Accountant.
Todd F. McTavish joined the Company in 2013 as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary. Mr. McTavish has over 15 years of legal and business experience.  Previously, he served as General Counsel at Video Gaming Technologies, Inc., a manufacturer and supplier of Class II and emerging market gaming devices, where he founded and oversaw the legal, compliance and licensing functions and played a lead role in the company's business development strategy (March 2008-December 2012); Vice President of Business Development and General Counsel at D1 Sports Holdings LLC, a start-up company focusing on sports training and physical therapy services for amateur and professional athletes, where he was responsible for corporate growth, managed the corporate wellness business segment and oversaw the company’s legal affairs (September 2005-February 2008); and Manager at PricewaterhouseCoopers LLP, a global consultancy firm, where he was responsible for advising investment banks and Fortune 500 companies on their compliance programs and implementing key compliance processes (March 2004-June 2005).  Mr. McTavish also worked briefly in the Tax Department at PepsiCo, Inc., a beverage and snack producer in 2003.  Prior to moving to the corporate environment, Mr. McTavish was a Corporate Associate with the law firm of Cadwalader, Wickersham & Taft LLP in New York City, where his practice focused on corporate matters, namely public and private securities offerings, S.E.C. reporting and compliance, mergers and acquisitions, and commercial transactions (November 1998-October 2002).  Mr. McTavish earned a Bachelor of Arts degree in Political Science from West Virginia University, a Juris Doctorate from Touro College Law Center, and a Masters of Corporate Finance Law, cum laude, from Fordham University School of Law.
Mick D. Roemer became our Senior Vice President of Sales in January 2009. He has more than 27 years of gaming equipment sales and marketing experience. Mr. Roemer consulted with the Company beginning in May 2008 in support of the Company’s efforts to expand its penetration into the Class III gaming market. Prior to 2007, Mr. Roemer served as Senior Vice President of Sales, Marketing and Product Development for Bally Technologies (2000-2007). Mr. Roemer also previously served in various positions for International Game Technologies (IGT) including Vice President of Sales and Vice President of Marketing where he directed the development and launch of products like Megabuck, Wheel of Fortune and the iGame video slot series. Mr. Roemer worked with IGT for 13 years beginning in 1984. He has also served as Vice President of Sales for Powerhouse Technologies (previously VLC – Video Lottery Consultants), manufacturers of gaming machines and systems, and Senior Vice President and General Manager of Anchor Gaming, a supplier and operator of gaming machines and equipment throughout Nevada and the United States; and he maintains his position as President of Roemer Gaming LLC, a Nevada licensed manufacturer, operator and distributor. Mr. Roemer holds a B.S. in Marketing from Oklahoma State University.
Joaquin J. Aviles joined the Company in 2009 as Vice President of Technology, currently with 27 years of experience in systems architecture, embedded software development and platform manufacturing. Prior to joining the Company, Mr. Aviles was employed at Storspeed Incorporated, a manufacturer of network file systems and storage products, as Vice President of Engineering from 2007 to 2009. From 2001 to 2006, Mr. Aviles was employed as Vice President of Engineering by Tippingpoint Technologies Incorporated, a network security company acquired by 3Com Corporation, later acquired in 2010 by Hewlett Packard, a manufacturer of communications and information technology networking products. From 1998 to 2001, Mr. Aviles was employed as Director of Engineering by Cisco Systems, Inc., a manufacturer of communications and information technology networking products. Mr. Aviles has participated in fund raising activities to Venture Capital firms and individual investors and has been involved in the early stages of four start-ups at Compaq Computers, a computer and networking peripherals company, in the early 1990s, Cisco in the late 1990s, and 3Com in the early 2000s. Mr. Aviles is holder of multiple approved patents and architect of 10Gbit Ethernet Network Devices and System on a Chip (SOC) Application Specific Integrated Circuit (ASIC) currently in use by the networking, security and digital storage markets. Mr. Aviles holds a BS in Electronic Engineering from the Florida International University in Miami, Florida.

Certain Relationships and Related Transactions
Related-party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. The Audit Committee reviews and approves related-party transactions. The Audit Committee has adopted written policies and procedures for the approval or ratification of such related party transactions. For the purposes of the policy, a related party transaction is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 in any one fiscal year, and in which any related party had, has or will have a direct or indirect material interest. The Company’s legal staff, in consultation with the Company’s finance team, is primarily responsible for developing and implementing processes and procedures to obtain information regarding related parties with respect to potential related party transactions. If the legal staff determines that a transaction or relationship is a related party transaction, management presents to the Audit Committee each such related party transaction, including all relevant facts and circumstances relating thereto. In addition, the Company's Regulatory Compliance Committee may review such transactions if deemed appropriate by the Company's General Counsel and Chief Compliance Officer. There were no related party transactions for which we are aware of during fiscal year 2013.
If a related party transaction subject to review directly or indirectly involves a member of the committee (or an immediate family member or domestic partner), the remaining committee members will conduct the review. In evaluating a related-party transaction involving a director, executive officer, or their immediate family members, the Audit Committee considers, among other factors, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and reviews the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics.
To receive Audit Committee approval, related party transactions must have a Company business purpose and be on terms that are fair and reasonable to the Company, and as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee also requires that the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities.
Our Bylaws require us to indemnify our employees, including our directors and executive officers, to the fullest extent permitted by Texas law. We have entered into indemnification agreements with all of our directors and certain of our executive officers and have purchased directors’ and officers’ liability insurance. In addition, our articles of incorporation limits the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.
Equity Compensation Plans
The following table summarizes information about common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of September 30, 2013. The following equity compensation plans were approved by shareholders: the 2012 Equity Incentive Plan; the Consolidated Equity Incentive Plan; the 2000 Stock Option Plan; the 2001 Stock Option Plan; the 2002 Stock Option Plan; and the 2003 Outside Directors Stock Plan.
Equity awards are currently awarded under the 2012 Equity Incentive Plan, which was adopted by the Company’s shareholders on February 1, 2012. Shareholders approved the issuance of 1,900,000 shares pursuant to the 2012 Equity Incentive Plan. Shares granted in connection with options and rights are counted as one share against the aggregate number of shares and any shares granted with respect to any awards other than options shall be counted against the aggregate share limit as 1.58 shares for every one share of common stock subject thereto. The number of common shares available for issuance as of September 30, 2013 was 1,097,439.
Equity awards granted to the executive officers and other employees generally vest over four years and options expire seven or ten years from the date of grant. The exercise price of stock options granted is equal to the market value of a share of the Company’s common stock on the date of grant. Therefore, the recipients of such stock option awards will receive no benefit from the stock options unless the quoted market price of a share of common stock exceeds the exercise price.
The 2008 Employment Inducement Award Plan was not approved by shareholders. No shares remain available for issuance under this plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options (1)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (#)
Equity compensation plans approved by security holders(2)	2,697,044 (3)	$6.39	1,097,439
Equity compensation plans not approved by security holders (4)	152,000	$3.07	—
Total	2,849,044	$6.19	1,097,439

(1)	The weighted average exercise price does not take into account the shares issuable upon outstanding RSUs vesting, which have no exercise price.

(2)	During fiscal year 2013, all grants were made from the 2012 Equity Incentive Plan. Shareholders approved the issuance of 1,900,000 shares pursuant to the 2012 Equity Incentive Plan.

(3)	Includes 346,950 shares outstanding under the 2012 Equity Incentive Plan that are issuable upon RSUs vesting. The remaining balance consists of outstanding stock options.

(4)
Represents the shares subject to options outstanding pursuant to one of the Company's previous equity plans, the 2008 Employment Inducement Award Plan. No additional options will be granted under this plan. The 2008 Employment Inducement Award Plan was approved by the independent members of the Board. Under this plan, the Company was permitted to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock-based or cash-based awards to new employees where the grant of such awards is an inducement material to the employee’s entering into employment with the Company in accordance with Nasdaq Marketplace Rules.

Section 16(a) Beneficial Ownership Reporting Compliance
The members of our Board of Directors, officers, and persons who beneficially own more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based upon the copies of Section 16(a) reports which we prepared or for which we received from such persons, we believe that all reporting requirements under Section 16(a) for fiscal year 2013 were met in a timely manner by our directors, officers and greater than ten percent beneficial owners, except Mr. Maples, a director of the Company, filed a Form 4 on March 14, 2013 reporting a transaction that occurred on February 5, 2013.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following compensation discussion and analysis addresses our compensation objectives and policies, as well as the material components of our executive compensation programs for our named executive officers during fiscal year 2013. The following individuals served as our named executives during the fiscal year ended September 30, 2013:

Name	Title
Patrick J. Ramsey(1)	Chief Executive Officer and Director
Adam Chibib(1)	President and Chief Financial Officer
Todd F. McTavish	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Mick Roemer	Senior Vice President, Sales
Joaquin J. Aviles	Vice President, Technology

(1) Mr. Ramsey served as President and CEO until November 2013, at which time the Company's Board of Directors promoted Mr. Chibib to position of President and CFO.

Executive Summary
Company outperforms industry and expectations. The Compensation Committee believes that during fiscal year 2013, our CEO and other named executive officers, or named executives performed extremely well in a challenging industry environment, bringing the Company's performance well beyond where it was just a few years ago, and that our executive compensation is commensurate with this performance.
Under Mr. Ramsey's leadership, the Company outperformed the industry in many key measurable categories and outperformed each of its stated fiscal year 2013 financial goals. Fiscal year 2013 revenues increased 21% from fiscal year 2012 to $189 million which compares to an average of 7% revenue growth generated by the Company’s publicly traded equipment supplier peers in their most recently ended fiscal years. The Company is the only one of its peer group of publicly traded gaming equipment suppliers that has achieved growth in both its domestic installed base and the average revenue per day generated by the installed base for each of the last four annual periods. Additionally, fiscal year 2013 operating margins of 28% represent a year-over-year increase of over 12% and are significantly ahead of the peer average operating margin of 18% for the Company’s publicly traded peers in their most recently ended fiscal year. Net income and diluted earnings per share increased 24% and 19%, respectively from fiscal year 2012 despite the impact of a 32.5% tax rate in fiscal year 2013 compared to an 11.4% tax benefit in fiscal 2012. The following charts summarize key financial and performance results for 2013 compared to 2012 and 2011(in millions except per share and percentage data):

	Year Ended September 30,
	(in millions, except per share amounts and percentages)
	2013	% Change	2012	% Change	2011
Revenue	$189.4	21.3%	$156.2	22.1%	$127.9
Net Income	$34.9	23.8%	$28.2	394.7%	$5.7
GAAP earnings per share	$1.14	18.8%	$0.96	380.0%	$0.20
Price per share at September 30(1)	$34.55	119.6%	$15.73	289.4%	$4.04
(1) Based on the closing price on the last trading day of the fiscal year on the Nasdaq market.

Revenues
(in millions)
$200
$160
$120
$80
$40
$0
$118
$128
$156
$189
21%
79%
25%
75%
28%
72%
30%
70%
2010
2011
2012
2013
Game Ops
Equipment, System & Other sales

In determining executive compensation for the 2013 fiscal year, the Compensation Committee reviewed the Company’s strong financial performance and noted that the Company had achieved nearly all of its corporate operating goals as set forth in the annual executive cash incentive plan established for fiscal year 2013 (the "2013 Executive Incentive Plan"). In addition, the Compensation Committee considered individual performance metrics set forth in the 2013 Executive Incentive Plan and the executives' strong individual performance against those metrics. Accordingly, the Compensation Committee determined that payments to the named executives pursuant to the 2013 Executive Incentive Plan should be paid at 88% of target and at target levels for the stretch payment goals, less a reduction to reflect the corporate operating goals that were not achieved, that equity incentives should be awarded to the named executives, and that the base salaries of certain of the named executives should be increased.

Compensation Framework

The Compensation Committee has responsibility for oversight of the Company's executive compensation framework and, within that framework, aligning pay with performance and creating incentives that reward responsible growth, while also considering the environment in which compensation decisions are made.
The Compensation Committee's approach to executive compensation is to provide total compensation opportunities at the 25th to 50th percentile of our peer group and applicable survey data, in the aggregate, and reward our named executives if they are successful in achieving our particular business goals for that particular fiscal year. The Compensation Committee considers, among other things, the Company’s performance and relative shareholder return, the value of similar incentive awards to executives at comparable companies, and the compensation set forth in the executive employment agreements.
After a review of the Company’s performance, the Compensation Committee made the following major decisions with regard to executive pay during fiscal year 2013:

•	stock ownership guidelines were implemented for the Company's CEO;

•	salaries for certain of the named executives were increased;

•
annual incentives were paid at 88% of target and at a reduced stretch level, based on the achievement of Company goals, which included a net income threshold goal as well as quarterly operating goals, such as product performance, initial product releases, effective system conversions, and sales expansions, individual performance by our executives, and a share price performance goal for the stretch component;

•
executive officers were granted equity incentive awards in the form of restricted stock units in recognition of fiscal year 2013 and the CEO received a mix of options and restricted stock units in recognition of fiscal year 2013, while Mr. McTavish received a mix of options and restricted stock units upon his hire pursuant to his employment agreement; and

•	a clawback provision was included in all award agreements for awards made to the named executives and for all awards made under the 2012 Equity Incentive Plan.
The following compensation discussion and analysis discusses our compensation objectives and policies, as well as the material components of our executive compensation programs for our named executive officers during fiscal year 2013. The following individuals served as our named executives during the fiscal year ended September 30, 2013:

Name	Title
Patrick J. Ramsey	Chief Executive Officer and Director
Adam Chibib	President and Chief Financial Officer
Todd F. McTavish	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Mick Roemer	Senior Vice President, Sales
Joaquin J. Aviles	Vice President,Technology
Philosophy and Objectives of Compensation
The Company’s executive officer compensation program is designed to attract, retain, and motivate highly qualified executive talent, to align the interests of our named executives with those of our shareholders and customers, and to provide appropriate rewards for achievement of business objectives and growth in shareholder value. A significant portion of each named executive's pay is based on corporate performance, rewarding superior performance while limiting rewards for performance below targets. The Compensation Committee favors a performance-based compensation that is aggressive, but achievable without excessive risk taking.
The Compensation Committee provides our named executives with compensation in the form of cash (base salaries, annual incentive cash bonus, and long term performance cash awards) as well as equity (equity awards and long term performance shares). In order to tie a substantial portion of the named executive officers’ total compensation with the Company’s performance, the Company’s compensation program rewards both annual performance and long term performance. In addition, in order to provide an incentive for our named executives to remain with and provide value to the Company, the Compensation Committee offers and awards our named executives with equity awards that vest over time. In addition, through our CEO Stock Ownership Policy, we require meaningful stock ownership by our CEO (see "Stock Ownership Guidelines” below).
The Compensation Committee is committed to retaining the executive team in order to continue to position the Company for future growth. The Company thrived in fiscal years 2012 and 2013 despite a challenging industry and the Company's recent history, which included a complete turnover in our named executives in 2008 and 2009. The gaming industry sector is highly competitive, with few key leaders, and is currently undergoing a significant transition as many corporations are consolidating.
While the Company becomes a more significant competitor in the industry, the Compensation Committee intends to create a total compensation package that is generally at the 25th to 50th percentile of our peer group and applicable survey data, in the aggregate. The Compensation Committee recognizes that the Company is a smaller operator competing in the same industry with larger operators, with similar legal and regulatory demands, and that our named executives must undergo the same scrutiny as those executives at larger corporations.
The Compensation Committee believes that the elimination of tax gross ups is an important objective of the Company's executive compensation program. As of November 2013, the Company has successfully removed gross-up provisions from each of our executive officer's agreements. The Compensation Committee intends that any new executive employment agreement will not include such a provision.

Compensation Methodology
Roles and Responsibilities. Our executive officer compensation program is administered by our Compensation Committee. The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. During fiscal year 2013, the Compensation Committee engaged the services of Radford Consulting, or Radford, a national executive compensation consulting firm, to review and provide recommendations concerning the Company’s compensation structure, including equity based awards and salaries. In reviewing and making recommendations regarding the design of compensation programs, Radford considered our compensation philosophy and the balance between Company objectives, the comparative framework of specific peer companies and data sources as well as compensation positions.
Radford performed services solely on behalf of the Compensation Committee and has no other relationships with the Company or management except as it may relate to performing such services. The Compensation Committee has considered the independence factors specified in Rule 10C-1 of the Exchange Act, and has determined that Radford is independent and that there is no conflict of interest resulting from retaining Radford currently or during fiscal year 2013. Radford assisted the Compensation Committee in establishing the Company's peer companies for purposes of analyzing our executive compensation programs and practices. The Compensation Committee considered the recommendations of Radford when making salary adjustments for our named executives and equity award grants.
The base salary and bonus opportunity of our CEO and our other named executives’ are set forth in their respective executive employment agreements and are reviewed and adjusted by the Compensation Committee from time to time. The Compensation Committee is responsible for developing annual performance goals and objectives with respect to our performance-based compensation programs and the periodic review and approval of our CEO’s total compensation, including annual incentive bonus structure and equity-based incentive compensation, based on these goals and objectives, which review is conducted in executive session without the CEO present.
Our CEO makes recommendations to the Compensation Committee regarding salary and bonus payments for the named executives (other than himself), based on his review of individual performance and Radford's recommendations. In addition, our CEO, President, Chief Financial Officer, and Senior Vice President of Sales make recommendations with respect to the performance goals applicable to our annual incentive program and performance-based equity awards and provide information and recommendations as to whether performance goals were achieved. The Compensation Committee evaluates these recommendations and approves the total compensation for the named executives.
The Compensation Committee also acts as the oversight committee with respect to our equity compensation plans and incentive plans covering executive officers and other senior management. The Compensation Committee delegates authority for day-to-day administration to our Vice President of Human Resources and CEO, who determine individual participants and award levels within set parameters, except for awards to the named executives, which are determined by the Compensation Committee.
Comparative Framework. In determining the 25th - 50th percentiles in compensation for the named executives, the Compensation Committee, with Radford's assistance, reviewed both (i) a primary market consisting of peer companies comprised of specific peers within the gaming industry, as selected by the Compensation Committee in fiscal year 2012, and (ii) survey data of a secondary market of software companies with a similar financial profile to the Company, as provided by Radford.
The primary market of selected peer companies within the gaming industry includes the following 14 companies: Bally Technologies, Inc., Boyd Gaming Corporation, Canterbury Park Holding Corporation, Churchill Downs Incorporated, Dover Downs Gaming & Entertainment, Inc., Gaming Partners International, Inc., Global Cash Access Holdings, Inc., Glu Mobile Inc., International Game Technology, Scientific Games Corporation, Shuffle Master, Inc., Take-Two Interactive Software, Inc., TransAct Technologies, Inc., and WMS Industries, Inc.

Results of Shareholder Advisory Vote on Executive Compensation
We hold an advisory, non-binding Say on Pay shareholder vote on executive compensation each year. At our 2013 Annual Meeting of Shareholders, a significant majority (96.3%) of the shareholders who cast a vote approved our executive compensation policies. Accordingly, the Compensation Committee, upon discussion and recommendation from Radford, determined not to make any significant changes to our executive compensation programs during fiscal year 2013. However, on January 30, 2013, in order to implement good corporate governance, the Board of Directors adopted stock ownership guidelines for its directors and the CEO. See "Stock Ownership Guidelines" below. In addition, on November 5, 2013, the employment agreement of our Senior Vice President of Sales was amended to remove the gross up provision from his agreement and the Company no longer has any gross up provisions with any of our named executives. The Compensation Committee intends to continue to take into consideration the outcome of our shareholders’ future Say on Pay advisory votes when making future compensation decisions for our named executives.

Elements of Executive Compensation and 2013 Compensation

Type	Form	Terms
Equity	Stock Options	Options generally vest 25% after the first year and then quarterly thereafter over the following 3 years, with the final vesting date 4 years from grant date
	Restricted Stock Units	RSUs generally vest 25% after the first year and then quarterly thereafter over the following 3 years, with the final vesting date 4 years from grant date
	Long Term Incentive Program: Performance Based Share Awards	Share awards have a three year performance period with objective performance measures
Cash	Salary	Generally reviewed annually
	Annual Executive Cash Incentive Plan	Based on Compensation Committee assessment of achievement of quantitative and qualitative goals
	Long Term Incentive Program: Performance Based Cash Awards	Cash awards have a three year performance period with objective performance measures
Other	Health and Welfare Benefits	Generally at the same relative basis as other employees. In addition, named executives are entitled to an annual physical and the CEO is provided with life insurance.
	Retirement	Defined Contribution (401(k)) plan
	Automobile Reimbursement	For CEO and Senior Vice President-Sales
	Relocation Reimbursement	For newly hired named executives
The total compensation program for the named executives consists of salary, annual incentives, long-term incentives, and other benefits.
Base Salary. Base salaries are paid to our named executives to provide an appropriate fixed component of compensation. The Compensation Committee considers a number of factors in determining the initial base salaries of named executives, including the officer’s responsibilities, job complexity, tenure, individual job performance, measurable contribution to our success, special circumstances, and pay levels of similar positions with comparable companies in the industry. The amount of salary for our named executives is based upon the levels agreed to in their respective executive employment agreements, and reviewed annually by the Compensation Committee pursuant to our employment agreements with our named executives. In addition to annual reviews, the Compensation Committee may, at any time, review the salary of an executive officer who has received a significant promotion, whose responsibilities have been increased significantly, or who is the object of competitive recruitment.
The following table summarizes the increases in the base salaries for each of the named executives during the fiscal year ended September 30, 2013, based on recommendations and analysis received from Radford:

Name and Position	Annual Base Salary Effective 9/30/2012	Amount of increase	Annual Base Salary Effective 9/30/2013
Patrick J. Ramsey (1) Chief Executive Officer	$450,000	$100,000	$550,000
Adam Chibib(2) President and Chief Financial Officer	$375,000	__	$375,000
Todd F. McTavish (3) Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	__	__	$275,000
Mick Roemer (1) Senior Vice President, Sales	$269,860	$10,140	$280,000
Joaquin J. Aviles (1) Vice President, Technology	$262,000	$8,000	$270,000

(1)
Approved September 10, 2012 by the Compensation Committee, effective as of October 1, 2012, the first day of the Company's 2013 fiscal year. During its annual review of the named executive officers' salaries, the Compensation Committee determined that, in light of the Company's and his individual performance, that certain of the named executives were entitled to an increase in their base salaries.

(2)
On November 13, 2013, the Board appointed Mr. Chibib to the position of President of the Company in recognition of his growing responsibilities, which, in addition, would allow Mr. Ramsey to focus more on corporate strategy.

(3)	Mr. McTavish began employment with the Company effective January 21, 2013 with a base salary of $275,000.

Further, on September 9, 2013, the Compensation Committee increased the annual base salary of certain of its named executive officers, effective as of October 1, 2013: Mr. Ramsey's salary was increased from $550,000 to $625,000; Mr. Chibib's salary was increased from $375,000 to $425,000; Mr. Roemer's salary was increased from $280,000 to $300,000 and Mr. McTavish's salary was increased from $275,000 to $300,000. In addition, in connection with Mr. Chibib's appointment to the position of President on November 13, 2013, Mr. Chibib’s base salary was increased to $450,000 per year.
2013 Executive Cash Incentive Plan. The Company’s annual cash incentive program is designed to reward performance on an annual basis. Because of the variable nature of the program, and because in any given year bonuses have the potential to comprise a significant component of the named executive's total compensation, the bonus program represents an important incentive tool to achieve the Company’s annual performance objectives and to attract, motivate and retain executive talent.
Our annual incentive program is modified annually, prior to each fiscal year, in order to incorporate the Company’s operating goals for the upcoming fiscal year and align the named executive's individual objectives and Company performance objectives to such goals. The annual cash incentive program is comprised of two possible components: a target payment and an additional stretch payment.
For fiscal year 2013, the target payment for the named executives was determined, and based, in part, on individual performance metrics (weighted at 1/3 of the target payment), and whether the Company’s achievement of its quarterly operating goals (weighted at 2/3 of the target payment). Target payments are determined as a percentage of each named executive's base salary (100% base salary for Mr. Ramsey and 60% base salary for each of the other named executives other than Mr. Aviles, whose target is 40%).
In addition to the foregoing, Mr. Roemer is eligible to receive separate cash incentive compensation of up to $125,000 per year based on product placement goals as a commission.
The Company’s quarterly operating goals, which included product performance, initial product releases, effective system conversions, and sales expansions, were each selected as the Company's performance measures because they reflect the financial focus of the Company and align the annual incentive program with the Company’s key business goals. Each of the quarterly goals were based on the Company’s 2013 financial plan, and, during fiscal year 2013, 88% of these Company goals were met and exceeded. For the named executives to receive any portion of the target payment with respect to fiscal year 2013, the net income goal of $24,969,000 (as adjusted for depreciation) must have been met and exceeded.

Individual goals for the named executives included the following: (i) for Mr. Ramsey: financial, strategic, and operational performance goals; (ii) for Mr. Chibib: capital allocation, corporate infrastructure, product quality and leadership; (iii)for Mr. McTavish: execution of certain legal, compliance and licensing objectives, and leadership; (iv) for Mr. Roemer: sales related objectives, leadership and sales team expansion; and (v) for Mr. Aviles: product development and deployment goals, with Mr. Ramsey made the final recommendation to the Board of Directors with respect to each of the named executives' individual goal achievement, except for his own individual goal achievement which was determined by the Board of Directors.
For the stretch payment, if the Company exceeded the 10% established share price performance goal, the named executives were entitled to receive an additional amount. The stretch payment was paid from a stretch bonus pool funded incrementally from any amount over plan for net income. The percentage of stretch bonus eligible for receipt was reduced since 12% of the target bonus was not met. Stretch payments are determined as a percentage of each named executive's base salary (100% base salary for Mr. Ramsey, 40% base salary for each of the other named executives, other than Mr. Aviles, who has a 20% stretch bonus goal pursuant to his employment agreement; however, the Compensation Committee determined through a resolution to deem Mr. Aviles eligible for payment percentages consistent with the other named executives this fiscal year). Since the Company’s share price was $15.73 on September 30, 2012 and was $34.55 on September 30, 2013, a 119.6% increase, the Company met the stretch goal at 100%. However, because the target bonuses were reduced by 12%, the stretch pool was also reduced accordingly.
Based on the above-described Company performance and individual performance adjustments, fiscal year 2013 bonuses under the 2013 Executive Cash Incentive Plan for the named executives were as follows:

	Fiscal 2013 Bonus Eligible Salary	Target Payment Goal (% of Base Salary)	Stretch Payment Goal (% of Base Salary)	Target Bonus Earned ($)	Stretch Bonus Earned($)	Total ($)
Patrick J. Ramsey Chief Executive Officer	$550,000	100%	100%	$504,167	$504,167	$1,008,334
Adam Chibib President and Chief Financial Officer	$375,000	60%	40%	$206,250	$137,500	$343,750
Todd F. McTavish(1) Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	$275,000	60%	40%	$118,250	$78,833	$197,083
Mick Roemer Senior Vice President, Sales	$280,000	60%	40%	$154,000	$102,667	$256,667
Joaquin J. Aviles Vice President, Technology	$270,000	60%	40%	$137,700	$68,850	$206,550
TOTAL						$2,012,384
(1) Mr. McTavish began employment with the Company on January 21, 2013, and the above bonus amounts have been ratably reduced to coincide with his base salary for fiscal year 2013.

Long Term Incentive Program. In December 2011, the Compensation Committee approved a Long Term Incentive Program (“LTIP”) as part of the 2012 Equity Incentive Plan. Under the LTIP, each of our named executives, except Mr. McTavish, will be eligible to earn (and if earned, such awards will be paid at the end of fiscal year 2014) certain performance based share awards and performance based cash awards based upon Company performance over a three year performance period beginning on October 1, 2011 and ending on September 30, 2014. Mr. McTavish, who joined the Company effective January 21, 2013, is not eligible to receive grants of performance awards under the LTIP. The intent of the LTIP is to compensate the named executives at the 50th percentile of our peer group if long term objectives are achieved.
The performance share awards may be earned at the end of a three year performance cycle commencing October 1, 2011 and ending on September 30, 2014 upon the achievement of certain average stock prices for our common stock, with 50%, 75% and 100% of the performance share awards being granted based on the achievement of certain average increasingly higher stock prices (each, a “Trigger Price”) measured over the last three months of the performance cycle. In addition, the performance share awards shall be issued at the applicable percentage level in the event of a change in control of the Company occurring at a price per share at or above the applicable Trigger

Price prior to the expiration of the performance cycle. All performance shares subject to these awards will be fully vested if and when issued.
The performance cash awards will be earned upon our attainment of certain levels of cumulative revenue and cumulative earnings per share as measured over the same three-year performance period applicable to the performance share awards. The percentage of each cash award to be paid to our named executives will be determined based upon the actual cumulative revenue and earnings per share over the three-year performance period relative to the minimum, target and maximum performance goals established by the Compensation Committee. In the event of a change in control prior to the expiration of the performance period, the cash awards will be paid if the Company has attained the revenue and earnings per share goal. The amount and applicable percentages of the performance share awards and minimum, target and maximum cash awards for each of the named executives is set forth in the table below:

Name and Position	Number of Performance- Shares To Be Granted(1)	Cash Award – Minimum(2)	Cash Award – Target(2)	Cash Award –Maximum(2)
Patrick J. Ramsey Chief Executive Officer	60,000	$500,000	$1,000,000	$2,000,000
Adam Chibib President and Chief Financial Officer	35,000	$250,000	$500,000	$1,000,000
Todd F. McTavish (3) Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	__	__	__	__
Mick Roemer Senior Vice President, Sales	35,000	$166,667	$333,333	$666,666
Joaquin J. Aviles Vice President, Technology	35,000	$166,667	$333,333	$666,666

(1)
Awards reflect performance share grants which may be earned based upon a three year performance cycle commencing October 1, 2011 and ending on September 30, 2014 upon the achievement of certain average stock prices for our common stock, with 50%, 75% and 100% of the total number of performance shares subject to the awards becoming earned and payable based on the achievement of certain Trigger Prices which are measured over the last three months of the performance period. In addition, the performance share awards shall be issued at the applicable percentage level in the event of a change in control at a price per share at or above the applicable Trigger Price prior to the expiration of the performance cycle. The amounts shown are at the 100% level; the actual amount could be less depending on the specific Trigger Price. All performance shares are fully vested if and when earned and issued.

(2)
The cash awards correlate to the minimum, target and maximum revenue and earnings per share levels. The actual awards will be interpolated between the minimum, target and maximum levels of the revenue and earnings per share actually attained. No cash awards will be earned by and paid to the named executives if we achieve cumulative revenue and earnings per share below the minimum levels. In the event of a change in control prior to the expiration of the performance period, the cash awards will be paid if the Company has attained the revenue and earnings per share goal.

(3)	Mr. McTavish began employ with the Company on January 21, 2013, and is ineligible to receive any payments under the LTIP.
Other Equity-Based Incentives. In determining the Company’s long-term incentive programs, the Compensation Committee is guided by the belief that through providing a meaningful portion of an executive officer's compensation in stock, his incentives are aligned with our shareholders' interests in a manner that drives better performance over time. In setting individual award levels, the Compensation Committee considers the effective retention, performance, incentives necessary for strong future performance. The Compensation Committee generally grants equity awards annually to the named executives at the end of the Company’s fiscal year. Based on discussions with Radford, the Compensation Committee determined to deliver equity in the form of restricted stock units to the named executives and to Mr. Ramsey, in the form of restricted stock and options in recognition of services for fiscal year 2013.
For fiscal year 2013, total equity-based awards granted to all employees equaled 102,600 options and 234,950 restricted stock units, including a grant of (i) 25,000 options and 12,500 restricted stock units to Mr. McTavish upon his hire pursuant to his executive employment agreement with the Company; and (ii) 40,000 options and 40,000 restricted stock units to Mr. Ramsey, 17,800 restricted stock units to each of Messrs. Chibib and Roemer, 13,350 restricted stock units to Mr. McTavish, and 10,200 restricted stock units to Mr. Aviles in recognition of services for fiscal year 2013. Other than these equity awards, no equity awards were granted to our named executives during the fiscal year ended September 30, 2013.
The Compensation Committee believes that the grant of stock options and other equity-based awards to our officers and employees serves several important compensation objectives. The Company expects to continue to issue stock options to new employees as they are hired and to our executives as incentives, as well as grant other equity-based awards, such as restricted stock units, to current employees and executive officers as incentives from time to time. Our rationale for granting stock options and other equity-based awards is as follows:

•	We believe that stock options and other equity-based awards are highly effective at aligning the long-term interests of our executive officers with the interests of our shareholders;

•	The grant of stock options and equity-based awards to executive officers assists us in achieving our growth and attaining our business objectives;

•	Stock options and equity-based awards enhance the Company’s ability to attract and retain experienced executive talent in the gaming and technology industry; and

•
We regularly face significant legal, regulatory and competitive challenges to our business that require extraordinary commitments of time and expertise by our executive officers, who have met these challenges and made these extraordinary commitments, largely because of their vested interest in rewards and incentive provided by the historical and prospective grant of stock options.

The Company’s equity-based incentive awards are designed to comply with Section 162(m) of the Internal Revenue Code to allow tax deductibility of the awards. The equity awards granted during fiscal year 2013 were awarded under the Company’s 2012 Equity Incentive Plan (the "2012 Plan"), which was adopted by the Company’s shareholders on February 1, 2012. Pursuant to the agreements approved by the Compensation Committee under the 2012 Plan for persons other than directors (including for employees and executives), vesting occurs over a four year period for options and restricted stock units as follows: 25% on the first anniversary of the date of grant and then in equal installments quarterly thereafter subject to the holder’s continued employment with the Company through each applicable vesting date. Each of the named executives' award agreements also provide for accelerated vesting in certain circumstances. Specifically, if (i) the awards are not assumed, substituted or continued by an acquiror in connection with a change in control of the Company, or (ii) the named executive’s employment is terminated without cause or for good reason (each as defined in the applicable employment agreement) during the one-year period following the change in control, the award will vest in full upon the date of such change of control or termination of employment, as applicable. In addition, certain awards will vest in full upon a termination of such individual’s employment with the Company due to death or disability, if such individual is an officer of the Company at the time.
Stock option grants to named executives and other employees have historically consisted of a combination of incentive stock options, or ISOs, and nonqualified stock options, or NSOs. The use of ISOs has allowed recipients to take advantage of certain tax benefits the ISOs afford under Section 422 of the Internal Revenue Code (and any successor provision of the Code having a similar intent). Options have an exercise price per share equal to the closing selling price of our common stock on the NASDAQ Global Select Market as of the effective date of grant, which price is deemed the fair market value of each such share of common stock on the date of grant.
Benefit Programs and Perquisites
We provide our named executives with benefits that are intended to be a part of a competitive total compensation package and that will permit us to attract and retain highly-qualified executives. These benefits include health and welfare benefits, and a 401(k) retirement and savings plan. Each of these benefits is described below.
Health and Welfare Benefits. The Company’s benefits program is designed to provide employees (including the named executives) and their families with security and well-being, and is an important part of the total compensation package. These benefits are divided into the following major categories:

•	Health Care Benefits – medical, dental and vision insurance coverage;

•	Life and Disability Benefits – basic, optional life and accident insurance as well as short and long-term disability coverage;

•	Flexible Spending Accounts – health care and dependent care tax-free accounts; and

•	Work Life Benefits – employee assistance with everyday issues, financial and legal issues, parenting, childcare, education and elder care.

In addition, the named executives are entitled to an annual physical exam and the Company provides Mr. Ramsey with term life insurance. Other than the physical exam and Mr. Ramsey’s life insurance, the named executives participate in the above listed benefits programs on the same relative basis as our other employees.
Retirement and Savings. The Company maintains a tax-qualified employee retirement and savings plan pursuant to Section 401(k) of the Internal Revenue Code, or the 401(k) Plan. The purpose of the 401(k) Plan is to permit employees, including executive officers, to accumulate funds for retirement on a tax-advantaged basis. Specifically, the 401(k) Plan permits each eligible employee to contribute on a pre-tax basis a portion of his compensation to the 401(k) Plan (subject to limits established by the Internal Revenue Service). During the fiscal year ended September 30, 2013, the Company made a matching contribution to the 401(k) Plan that is equal to 50% of the first 4% of compensation contributed by employees to the 401(k) Plan.
The Company does not maintain a tax-qualified defined benefit retirement plan. In addition, the Company does not maintain any non-qualified supplemental retirement plans or deferred compensation plans for the executive officers.
Perquisites. The Company does not provide any material perquisites to the named executives.
Clawback Provisions and Hedging
Awards made pursuant to the 2012 Equity Incentive Plan have a clawback provision in the event that any exercise, payment or delivery made pursuant to the award which is subject to recovery under any law (including, without limitation, the Dodd Frank Wall Street and Consumer Protection Act of 2010 and the Sarbanes Oxley Act of 2002), government regulation, stock exchange listing requirement, or Company policy may be subject to such clawbacks or deductions as the Company may determine are required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.
Our Insider Trading Policy prohibits our directors and named executives from engaging in short term trading, and all insiders are prohibited from engaging in hedging transactions or margin accounts or pledges. Further, all employees are prohibited from engaging in short sale transactions.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The Company is party to executive employment agreements with certain of its employees, including the named executives. Generally, the executive employment agreements are similar for all applicable named executives. In the event that the named executive is dismissed without cause or resigns for good reason, he is entitled to all accrued but unpaid compensation and benefits and a lump-sum cash payment, which is designed to replicate the cash compensation (base salary and bonus) plus certain benefits. The executive employment agreements for Messrs. Ramsey, Chibib, Aviles and McTavish provide that these payments and benefits would be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code. During fiscal 2013, the executive employment agreement with Mr. Roemer provided that if any payment or distribution by the Company to him would be subject to any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code, he is entitled to receive additional payment equal to the excise tax; however, his agreement was amended to remove this gross-up provision in November 2013. See below for a more detailed description of the executive employment agreements, including the definitions of change in control, cause and good reason, and the compensation and benefits that could be paid under each executive employment agreement to the applicable named executive.
The purpose of the executive employment agreements is to provide reasonable personal protection to each covered executive in the context of an actual or potential change in control of the Company, and thereby eliminate or significantly reduce any distraction that might otherwise be caused by uncertainty over the executive’s personal employment and financial circumstances. The Compensation Committee believes that the structure of the executive employment agreements provides the appropriate level of protection to the executive for that critical period following a change in control, at a reasonable cost to the Company.
The executive employment agreements and the option and restricted stock unit award agreements entered into by our named executives provide that (i) if the awards are not assumed, substituted or continued by an acquiror in connection with a change in control of the Company or (ii) in the event that, within one year after a change of control, either the named executive is terminated without cause, or the named executive resigns for good reason, the award will vest in full and all restrictions thereon will lapse upon such change in control or termination, as applicable. For awards granted under the Company’s Consolidated Equity Incentive Plan and the Company’s 2012 Equity Incentive Plan, award agreements for the named executives generally provide that awards will also accelerate and vest in full in the event of death or disability if the person is an officer of the Company at the time of the death or disability.
In each of the executive employment agreements of our named executives, a change of control is defined as (a) the consummation of a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert other than a sale, transfer or disposition to an entity, at least 50% of the combined voting power of the voting securities of which is owned by the Company or by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale; or (c) any transaction or series of related transactions within a period of 12 months pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(l) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) acquires (other than directly from the Company) beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 35% of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions. The definition in the executive employment agreements of Mr. Chibib and Mr. Aviles also includes the following proviso: “provided, however, that the event constituting such Change of Control also constitutes a ‘change in the ownership or effective control’ or ‘in the ownership of a substantial portion of the assets’ of the Company.”
The Compensation Committee continues to assess the reasonableness of the executive employment agreements and continues to consider whether any changes are appropriate going forward. The following paragraphs provide summaries of the executive employment agreements with each of the named executives.
Agreement with Patrick J. Ramsey. On September 19, 2010, the Company entered into an amended and restated executive employment agreement with Mr. Ramsey, which sets forth certain terms and conditions relating to his employment as the Company’s President and CEO. Mr. Ramsey’s amended and restated executive employment agreement provides that he will receive an initial annual base salary of $375,000, as amended from time-to-time, and that he is subject to covenants in the amended and restated executive employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. Mr. Ramsey’s annual salary is subject to an annual review by the Board of Directors or the Compensation Committee. In addition, Mr. Ramsey has an opportunity to earn an annual bonus equal to 100% of his base salary upon achievement of certain performance targets approved by the Company’s Board of Directors, and up to a maximum of 200% of his base salary for overachievement of such performance targets. The amended and restated executive employment agreement also specifies that Mr. Ramsey will be eligible to participate in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.
Per the employment agreement, Mr. Ramsey will serve as President and CEO until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal. In the event of Mr. Ramsey’s death or disability, voluntary termination, or termination for cause (each as defined within the amended and restated executive employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses. Further, the Company’s other obligations under the amended and restated executive employment agreement shall cease. In the event of Mr. Ramsey’s termination without cause or his termination of employment for good reason, the Company shall pay Mr. Ramsey two years of base salary continuation and two years of target bonus in a lump sum payment; and if Mr. Ramsey elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Ramsey’s termination without cause or his termination for good reason, in either case, within one year following a change of control (as defined within the amended and restated executive employment agreement). In addition, equity awards granted to Mr. Ramsey would become fully vested in the event of his termination without cause or his termination for good reason, in either case, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Ramsey’s execution of a mutual release of claims satisfactory to the Company.
Good reason is defined in Mr. Ramsey’s amended and restated executive employment agreement as (i) the assignment to Mr. Ramsey of duties materially adverse to his status as CEO of the Company or a material adverse alteration in the nature or status of his responsibilities, duties or authority; (ii) a reduction by the Company in Mr. Ramsey’s then base salary or target bonus, a material reduction in other benefits, or the failure by the Company to pay Mr. Ramsey any material portion of his current compensation when due; (iii) a requirement that Mr. Ramsey report to a primary work location that is more than 50 miles from the Company’s current location in Austin, Texas, or in Las Vegas, Nevada; (iv) a requirement that Mr. Ramsey may not have a secondary office located in Las Vegas, Nevada; (v) the Company requiring Mr. Ramsey to be based anywhere other than the location of the Company’s principal offices in Austin, Texas or in Las Vegas, Nevada; or (vi) the failure of Mr. Ramsey and any successor company following a Change of Control either to (A) maintain (through assignment, transfer or otherwise) his amended and restated executive employment agreement in full force and effect, or (B) reach a mutually agreeable new employment agreement, so long as Mr. Ramsey is willing and able to execute a new agreement that substantially provides similar terms and conditions to his amended and restated executive employment agreement. Cause means termination based on any one of the following, as determined in good faith by the Board of Directors:  (i) any intentional act of misconduct or dishonesty by Mr. Ramsey in the performance of his duties under the executive employment agreement; (ii) any willful failure or refusal by Mr. Ramsey to attend to his duties under the employment agreement; (iii) any material breach of the executive employment agreement; (iv) Mr. Ramsey’s conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or a misdemeanor involving theft, embezzlement, dishonesty, or moral turpitude; or (v) Mr. Ramsey’s unsatisfactory performance of his duties as determined by the Board of Directors and failure of Mr. Ramsey to improve such performance in the reasonable judgment of the Board of Directors following the 30-day period after Mr. Ramsey is provided written notice of such unsatisfactory performance.
Agreement with Adam Chibib. On October 31, 2010, the Company entered into an amended and restated executive employment agreement with Mr. Chibib which amended and restated Mr. Chibib’s original executive employment agreement. Mr. Chibib’s amended and restated executive employment agreement provides that he will receive an initial annual base salary of $325,000, as amended from time-to-time, and that he is subject to covenants in the amended and restated executive employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s CEO. In addition, he has an opportunity to earn an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s CEO, and up to a maximum of 100% of his base salary for overachievement of such performance targets. The amended and restated executive employment agreement also specifies that Mr. Chibib will be eligible to participate in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Per the employment agreement, Mr. Chibib will serve as Senior Vice President and Chief Financial Officer until his successor is chosen and qualified or until his death, disability, resignation, retirement, disqualification or removal. In the event of Mr. Chibib’s death or disability, voluntary termination, or termination for cause (each as defined within the amended and restated executive employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses. Further, the Company’s other obligations under the amended and restated executive employment agreement shall cease. In the event of Mr. Chibib’s termination without cause or his termination of employment for good reason, the Company shall pay Mr. Chibib two years of base salary continuation and two years of target bonus in a lump sum payment; and if Mr. Chibib elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Chibib’s termination without cause or his termination for good reason, in either case, within one year following a change of control (as defined within the amended and restated executive employment agreement). In addition, equity awards granted to Mr. Chibib would become fully vested in the event of his termination without cause or his termination for good reason, in either case, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Chibib’s execution of a mutual release of claims satisfactory to the Company.
Good reason is defined in Mr. Chibib’s amended and restated executive employment agreement as (1) the assignment to Mr. Chibib of duties materially adverse to his status as Chief Financial Officer of the Company or a material adverse alteration in the nature or status of his responsibilities, duties or authority; (2) a reduction by the Company in Mr. Chibib’s then base salary or target bonus, a material reduction in other benefits, or the failure by the Company to pay Mr. Chibib any portion of his current compensation when due; (3) a requirement that Mr. Chibib report to a primary work location that is more than fifty (50) miles from the Company’s current location in Austin, Texas; or (4) the failure of Mr. Chibib and any successor company either to (A) maintain (through assignment, transfer or otherwise) his executive employment agreement in full force and effect, or (B) reach a mutually agreeable new employment agreement, so long as Mr. Chibib is willing and able to execute a new agreement that substantially provides similar terms and conditions to his executive employment agreement.  Cause means termination based on any one of the following, as determined in good faith by the Board of Directors:  (i) any intentional act of misconduct or dishonesty by Mr. Chibib in the performance of his duties under the agreement; (ii) any willful failure or refusal by Mr. Chibib to attend to his duties under the agreement; (iii) any material breach of the agreement; (iv) Mr. Chibib’s conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or a misdemeanor involving theft, embezzlement, dishonesty, or moral turpitude; or (v) Mr. Chibib’s unsatisfactory performance of his duties as determined by the CEO and failure of Mr. Chibib to improve such performance in the reasonable judgment of the CEO following the thirty (30)-day period after Mr. Chibib is provided written notice of such unsatisfactory performance.
Agreement with Todd F. McTavish. On December 12, 2012, the Company entered into an executive employment agreement with Mr. McTavish, effective as of January 21, 2013. Mr. McTavish’s executive employment agreement provides that he will receive an initial annual base salary of $275,000, as amended from time-to-time, and that he is subject to covenants in the executive employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s CEO. In addition, pursuant to a compensation committee resolution, Mr. McTavish has an opportunity to earn an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s CEO, and up to a maximum of 100% of his base salary for overachievement of such performance targets. The executive employment agreement also specifies that Mr. McTavish will be eligible to participate in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.
Mr. McTavish will serve as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary until his successor is chosen and qualified or until his death, disability, resignation, retirement, disqualification or removal. In the event of Mr. McTavish's death or disability, voluntary termination, or termination for cause (each as defined within the amended and restated executive employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses. Further, the Company’s other obligations under the amended and restated executive employment agreement shall cease. In the event of Mr. McTavish's termination without cause or his termination of employment for good reason, the Company (i) shall pay Mr. McTavish (A) in the event that the termination occurs after December 12, 2013, one year of base salary continuation and target bonus in a lump sum payment or (B) in the event that the termination occurs after December 12, 2014, two years of base salary continuation and two years of target bonus in a lump sum payment; and (ii) if Mr. McTavish elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. In the event of Mr. McTavish's termination without cause or his termination for good reason, in either case, within one year following a change of control (as defined within the executive employment agreement), Mr. McTavish would be entitled to two years of base salary continuation and two years of target bonus in a lump sum payment as well as COBRA benefits for one year. In addition, equity awards granted to Mr. McTavish would become fully vested in the event of his termination without cause or his termination for good reason, in either case, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. McTavish's execution of a mutual release of claims satisfactory to the Company.
Good reason is defined in Mr. McTavish’s executive employment agreement as (1) the assignment to Mr. McTavish of duties materially adverse to his status as Senior Vice President, General Counsel and Corporate Secretary or a material adverse alteration in the nature or status of his responsibilities, duties or authority; (2) a reduction by the Company in Mr. McTavish’s then base salary or target bonus, a material reduction in other benefits, or the failure by the Company to pay Mr. McTavish any portion of his current compensation when due; (3) a requirement that Mr. McTavish report to a primary work location that is more than fifty (50) miles from the Company's current location in Austin, Texas; or (4) the failure of Mr. McTavish and any successor company either to (A) maintain (through assignment, transfer or otherwise) his executive employment agreement in full force and effect, or (B) reach a mutually agreeable new employment agreement, so long as Mr. McTavish is willing and able to execute a new agreement that substantially provides similar terms and conditions to his agreement. Cause means termination based on any one of the following, as determined in good faith by the Board of Directors: (i) any intentional act of misconduct or dishonesty by Mr. McTavish in the performance of his duties under the agreement; (ii) any willful failure or refusal by Mr. McTavish to attend to his duties under the agreement; (iii) any material breach of the agreement; (iv) Mr. McTavish’s conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or a misdemeanor involving theft, embezzlement, dishonesty, or moral turpitude; or (v) Mr. McTavish’s unsatisfactory performance of his duties as determined by the CEO and failure of Mr. McTavish to improve such performance in the reasonable judgment of the CEO following the thirty (30)‑day period after Mr. McTavish is provided written notice of such unsatisfactory performance.
Agreement with Mick Roemer. On January 12, 2009, the Company entered into an executive employment agreement with Mr. Roemer, which sets forth certain terms and conditions relating to his employment as Senior Vice President of Sales of the Company. Mr. Roemer’s executive employment agreement provides that he will receive an initial annual base salary of $200,000, as amended from time-to-time, and that he is subject to covenants in the executive employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s CEO. Mr. Roemer has an opportunity to earn a commission and an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s CEO, and up to a maximum of 100% of his base salary for overachievement of such performance targets. The executive employment agreement also specifies that Mr. Roemer will be eligible to participate in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.
Mr. Roemer will serve as Senior Vice President of Sales until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal. In the event of Mr. Roemer’s death or disability, voluntary termination, or termination for cause (each as defined within the executive employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses. Further, the Company’s other obligations under the executive employment agreement shall cease. In the event of Mr. Roemer’s termination without cause or his termination of employment for good reason, the Company shall pay Mr. Roemer two years of base salary continuation and two years of target bonus in a lump sum payment and if Mr. Roemer elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Roemer’s termination without cause or his termination for good reason, in either case, within one year following a change of control (as defined within the executive employment agreement). In addition, equity awards granted to Mr. Roemer would become fully vested in the event of his termination without cause or his termination for good reason, in either case, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Roemer’s execution of a mutual release of claims satisfactory to the Company. In addition, during fiscal 2013, Mr. Roemer was eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Roemer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code; however, his agreement was amended to remove this gross-up provision in November 2013.
Good reason is defined in Mr. Roemer’s agreement as (i) the assignment to Mr. Roemer of duties materially adverse to his status as Senior Vice-President of Sales or a material adverse alteration in the nature or status of his responsibilities, duties or authority; (ii) a material reduction by the Company in Mr. Roemer’s then base salary, target bonus, or incentive bonus, a material reduction in other benefits, or the failure by the Company to pay Mr. Roemer any material portion of his current compensation when due; (iii) a requirement that Mr. Roemer report to a primary work location that is more than 50 miles from the Company’s current location in Austin, Texas or any office located in Reno or Las Vegas, Nevada; (iv) the Company requiring Mr. Roemer either to be based anywhere other than the location of the Company’s principal offices in Austin, Texas or any office located in Reno or Las Vegas, Nevada (except for required travel in the Company’s business to an extent substantially consistent with Mr. Roemer’s present business obligations); or (v) the failure of Mr. Roemer and any successor company following a change of control either to (A) maintain (through assignment, transfer or otherwise) his executive employment agreement in full force and effect, or (B) reach a mutually agreeable new employment agreement. Cause means termination based on any one of the following, as determined in good faith by the CEO: (i) any intentional act of misconduct or dishonesty by Mr. Roemer in the performance of his duties under the agreement; (ii) any willful failure or refusal by Mr. Roemer to attend to his duties under the agreement; (iii) any material breach of the agreement; (iv) Mr. Roemer’s conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or a misdemeanor involving theft, embezzlement, dishonesty, or moral turpitude; or (v) Mr. Roemer’s unsatisfactory performance of his duties as determined by the CEO and failure of Mr. Roemer to improve such performance in the reasonable judgment of the CEO following the thirty (30)-day period after Mr. Roemer is provided written notice of such unsatisfactory performance.
Agreement with Joaquin J. Aviles. On October 31, 2010, the Company entered into an amended and restated executive employment agreement with Mr. Aviles which amended and restated Mr. Aviles’ original executive employment agreement. Mr. Aviles’ amended and restated executive employment agreement provides that he will receive an initial annual base salary of $237,000, as amended from time-to-time, and that he is subject to covenants in the amended and restated executive employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s CEO. Mr. Aviles has an opportunity to earn a commission and an annual bonus equal to 40% of his base salary upon achievement of certain performance targets approved by the Company’s CEO, and up to a maximum of 60% of his base salary for overachievement of such performance targets. The amended and restated executive employment agreement also specifies that Mr. Aviles will be eligible to participate in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.
Mr. Aviles will serve as Vice President, Technology until his successor is chosen and qualified or until his death, disability, resignation, retirement, disqualification or removal. In the event of Mr. Aviles’ death or disability, voluntary termination, or termination for cause (each as defined within the amended and restated executive employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses. Further, the Company’s other obligations under the amended and restated executive employment agreement shall cease. In the event of Mr. Aviles’ termination without cause or his termination of employment for good reason, the Company shall pay Mr. Aviles two years of base salary continuation and two years of target bonus in a lump sum payment; and if Mr. Aviles elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Aviles’ termination without cause or his termination for good reason, in either case, within one year following a change of control (as defined within the amended and restated executive employment agreement). In addition, equity awards granted to Mr. Aviles would become fully vested in the event of his termination without cause or his termination for good reason, in either case, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Aviles’ execution of a mutual release of claims satisfactory to the Company.
Good reason is defined in Mr. Aviles’ amended and restated executive employment agreement as (1) the assignment to Mr. Aviles of duties materially adverse to his status as Vice President of Technology or a material adverse alteration in the nature or status of his responsibilities, duties or authority; (2) a reduction by the Company in Mr. Aviles’ then base salary or target bonus, a material reduction in other benefits, or the failure by the Company to pay Mr. Aviles any portion of his current compensation when due; (3) a requirement that Mr. Aviles report to a primary work location that is more than fifty (50) miles from the Company's current location in Austin, Texas; or (4) the failure of Mr. Aviles and any successor company either to (A) maintain (through assignment, transfer or otherwise) his executive employment agreement in full force and effect, or (B) reach a mutually agreeable new employment agreement, so long as Mr. Aviles is willing and able to execute a new agreement that substantially provides similar terms and conditions to his agreement. Cause means termination based on any one of the following, as determined in good faith by the CEO: (i) any intentional act of misconduct or dishonesty by Mr. Aviles in the performance of his duties under the agreement; (ii) any willful failure or refusal by Mr. Aviles to attend to his duties under the agreement; (iii) any material breach of the agreement; (iv) Mr. Aviles’ conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or a misdemeanor involving theft, embezzlement, dishonesty, or moral turpitude; or (v) Mr. Aviles’ unsatisfactory performance of his duties as determined by the CEO and failure of Mr. Aviles to improve such performance in the reasonable judgment of the CEO following the thirty (30)‑day period after Mr. Aviles is provided written notice of such unsatisfactory performance.
Change-in-Control Benefits. Generally, the Company does not provide executive officers with any special benefits that are triggered solely upon a change-in-control. However, upon a change-in-control, virtually all of the Company’s outstanding equity awards held by our executive officers become fully vested if such awards are neither assumed nor continued in connection with the change of control or if within one year of a change-in-control either the executive is terminated without cause or resigns for good reason. A change-in-control generally refers to certain corporate transactions involving the Company such as a merger or consolidation, sale of assets, dissolution or the acquisition by any person of at least 51% of our voting stock. The Compensation Committee believes that for senior executives, including the named executives, accelerated vesting of equity awards in the event of a change-in-control is generally appropriate because in some change-in-control situations, equity of the target company is canceled making immediate acceleration necessary in order to preserve the value of the award grants. In addition, the Company relies on long-term incentive awards to provide our executive officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change-in-control event is an appropriate liquidation point for awards designed for such purpose.
Potential Termination and/or Change-in-Control Payments
This section describes and quantifies potential payments that may be made or benefits that may be provided to each named executive at, following, or in connection with the resignation, severance, retirement, or other termination of the named executive and/or a change-in-control of the Company. For this purpose, it is assumed that each of the foregoing events occurred on the last day of the Company’s fiscal year ended September 30, 2013. The determination of potential payments and benefits is based on specific factors and assumptions which are further discussed below. Since these factors and assumptions are subject to change, the payments and benefits that may actually be made to a named executive may differ materially from the payments and benefits disclosed in this section.
Patrick J. Ramsey

Termination Event	Cash Severance (1) ($)	Acceleration and Other Benefits from Equity Awards ($)	Other (2) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability (3)	—	9,802,500	—	9,802,500
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	2,200,000	—	16,036	2,216,036
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control	2,200,000	9,802,500(4)	16,036	12,018,536

(1)	Represents two year base salary continuation and two year target bonus.

(2)
If Mr. Ramsey elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Ramsey’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Ramsey’s last day of employment.

(3)	Represents awards granted under the Company’s Consolidated Equity Incentive Plan and the Company’s 2012 Equity Incentive Plan.

(4)
The amounts reflect the aggregate in-the-money value of all unvested outstanding stock options, based on the Company’s closing share price of $34.55 on September 30, 2013, the last day of the Company's fiscal year as well as the vesting of restricted stock units. If Mr. Ramsey’s equity awards are neither assumed nor continued pursuant to a change-in-control; or, within one year of a change-in-control, if Mr. Ramsey is terminated without cause or resigns for good reason, all of Mr. Ramsey’s stock options and awards of restricted stock units would immediately vest.

Adam Chibib

Termination Event	Cash Severance (1) ($)	Acceleration and Other Benefits from Equity Awards ($)	Other (2)($)	Total ($)
Retirement	—	—	—	—
Death or Disability (3)	—	4,898,990	—	4,898,990
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	1,500,000	—	16,542	1,516,542
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control	1,500,000	4,898,990(4)	16,542	6,415,532

(1)	Represents two year base salary continuation and two year target bonus.

(2)
If Mr. Chibib elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Chibib’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Chibib’s last day of employment.

(3)	Represents awards granted under the Company’s Consolidated Equity Incentive Plan and the Company’s 2012 Equity Incentive Plan.

(4)
The amounts reflect the aggregate in-the-money value of all unvested outstanding stock options, based on the Company’s closing share price of $34.55 on September 30, 2013, the last day of the Company's fiscal year as well as the vesting of restricted stock units. If Mr. Chibib’s equity awards are neither assumed nor continued pursuant to a change-in-control; or, within one year of a change-in-control, if Mr. Chibib is terminated without cause or resigns for good reason, all of Mr. Chibib’s stock options and awards of restricted stock units would immediately vest.

Todd F. McTavish

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Equity Awards($)	Other (1) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability (2)	—	1,397,868	—	1,397,868
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	—	—	4,423	4,423
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control	880,000(3)	1,397,868(4)	4,423	2,282,291

(1)
If Mr. McTavish elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. McTavish's premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. McTavish's last day of employment.

(2)	Represents awards granted under the Company’s Consolidated Equity Incentive Plan and the Company’s 2012 Equity Incentive Plan.

(3)	Represents two years base salary continuation and two years target bonus.

(4)
The amounts reflect the aggregate in-the-money value of all unvested outstanding stock options, based on the Company’s closing share price of $34.55 on September 30, 2013, the last day of the Company's fiscal year as well as the vesting of restricted stock units. If Mr. McTavish's equity awards are neither assumed nor continued pursuant to a change-in-control; or, within one year of a change-in-control, if Mr. McTavish is terminated without cause or resigns for good reason, all of Mr. McTavish's stock options and awards of restricted stock units would immediately vest.

Mick Roemer

Termination Event	Cash Severance (1) ($)	Acceleration and Other Benefits from Equity Awards ($)	Other (2)(3) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability (4)	—	2,601,740	—	2,601,740
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	896,000	—	10,637	906,637
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control	896,000	2,601,740(5)	10,637	3,508,377

(1)	Represents two year base salary continuation and two year target bonus.

(2)
If Mr. Roemer elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Roemer’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Roemer’s last day of employment.

(3)
Mr. Roemer is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Roemer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

(4)	Represents awards granted under the Company’s Consolidated Equity Incentive Plan and the Company’s 2012 Equity Incentive Plan.

(5)
The amounts reflect the aggregate in-the-money value of all unvested outstanding stock options, based on the Company’s closing share price of $34.55 on September 30, 2013, the last day of the Company's fiscal year as well as the vesting of restricted stock units. If Mr. Roemer's equity awards are neither assumed nor continued pursuant to a change-in-control; or, within one year of a change-in-control, if Mr. Roemer is terminated without cause or resigns for good reason, all of Mr. Roemer's stock options and awards of restricted stock units would immediately vest.

Joaquin J. Aviles

Termination Event	Cash Severance (1) ($)	Acceleration and Other Benefits from Equity Awards ($)	Other (2)($)	Total ($)
Retirement	—	—	—	—
Death or Disability (3)	—	2,943,486	—	2,943,486
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	864,000	—	10,637	874,637
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control	864,000	2,943,486(5)	10,637	3,818,123

(1)	Represents two year base salary continuation and two year target bonus.

(2)
If Mr. Aviles elected to continue health coverage under COBRA, for a period of up to one year after termination, the Company would pay Mr. Aviles’ premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Aviles’ last day of employment.

(3)	Represents awards granted under the Company’s Consolidated Equity Incentive Plan and the Company’s 2012 Equity Incentive Plan.

(4)
The amounts reflect the aggregate in-the-money value of all unvested outstanding stock options, based on the Company’s closing share price of $34.55 on September 30, 2013, the last day of the Company's fiscal year as well as the vesting of restricted stock units. If Mr. Aviles' equity awards are neither assumed nor continued pursuant to a change-in-control; or, within one year of a change-in-control, if Mr. Aviles is terminated without cause or resigns for good reason, all of Mr. Aviles' stock options and awards of restricted stock units would immediately vest.

Tax Considerations
Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to our CEO and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under our equity compensation plans generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.
Internal Revenue Code Section 280G. Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Internal Revenue Code based on the executive’s prior compensation. In approving compensation arrangements for our named executives in the future, we expect to consider all elements of the cost of providing such compensation, including the potential impact of Section 280G. However, we may authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 of the Internal Revenue Code if we feel that such arrangements are appropriate to attract and retain executive talent. Mr. Roemer is our only named executive who was, during fiscal year 2013, eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Roemer became subject to the excise tax imposed by Section 4999 of the Internal Revenue Code; however, his agreement was amended to remove this gross-up provision in November 2013.
Internal Revenue Code Section 409A. Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and other service providers, including our named executives, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Summary Compensation Table
The following summary compensation table sets forth information concerning aggregate compensation earned by or paid to (i) the individual serving as our CEO during our 2013 fiscal year, (ii) the individual serving as our Chief Financial Officer during our 2013 fiscal year, and (iii) our three other highly compensated executive officers who served in such capacities at the end of fiscal year 2013. We refer to these individuals in fiscal year 2013 as our “named executives.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4)($)	All Other Compensation(5) ($)	Total ($)
Patrick J. Ramsey	2013	550,000	—	1,478,000	776,864	1,008,334	16,852	3,830,050
Chief Executive Officer	2012	450,000	—	623,200	589,890	892,500	18,043	2,573,651
	2011	375,000	929,574	—	—	—	255,255(6)	1,559,829

Adam Chibib	2013	375,000	—	657,710	—	343,750	—	1,376,460
President and Chief	2012	375,000	—	311,600	294,945	375,000	*	1,356,545
Financial Officer	2011	325,000	483,379	—	298,440	—	*	1,106,819

Todd F. McTavish	2013	190,385(7)	—	672,783	189,628	197,083	58,972	1,308,851
Senior Vice President, General Counsel and Corporate Secretary

Mick Roemer	2013	280,000	—	657,710	—	256,667	6,712	1,201,089
Senior Vice President, Sales	2012	269,860	108,800	311,600	294,945	269,860	26,200	1,281,265
	2011	212,000	407,560	—	—	—	*	619,560

Joaquin J. Aviles	2013	270,000	—	376,890	—	206,550	4,581	858,021
Vice President, Technology	2012	262,000	—	311,600	294,945	243,660	11,685	1,123,890
	2011	237,000	352,495	—	99,480	—	*	688,975

* Perquisites and other personal benefits provided to such named executive had a total value of less than $10,000.

(1)
Bonus for fiscal year 2011 includes the December 31, 2010 retention bonus payment pursuant to a retention plan as well as amounts earned on September 30, 2011 pursuant to the Company’s 2011 Executive Cash Incentive Plan.

(2)
Amounts disclosed for fiscal 2013 in the “Stock Awards” column relate to grants of restricted stock units under the Company’s 2012 Equity Incentive Plan. . Stock awards are valued at fair market value using the closing price of the Company's common stock on the date the grant. Note 2, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 sets forth the relevant assumptions used to determine the valuation of our restricted stock units. Represents stock awards granted on September 9, 2013 in recognition of the 2013 fiscal year: 40,000 shares for Mr. Ramsey, 17,800 shares for Messrs Chibib and Roemer, 13,350 shares for Mr. McTavish and 10,200 shares for Mr. Aviles which vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years beginning on September 9, 2014. Also represents 12,500 additional shares granted to Mr. McTavish upon his hire which vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years beginning on January 21, 2014.

(3)
Amounts disclosed for fiscal 2013 in the “Option Awards” column relate to grants of stock options under the Company's 2012 Equity Incentive Plan. With respect to each stock option grant, the amounts disclosed generally reflect the fair value of option awards as of the grant date for all options issued in the respective fiscal year, disregarding any estimate of forfeitures related to serviced-based vesting conditions, in accordance with ASC Topic 718 “Compensation-Stock Comparison”. Generally, ASC Topic 718 “Compensation-Stock Comparison” requires the full grant-date fair value of a stock option award to be amortized and recognized as compensation cost over the service period that relates to the award. Note 1, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 sets forth the relevant assumptions used to determine the valuation of our stock option awards. Represents 40,000 shares subject to an option granted to Mr. Ramsey on September 9, 2013 in recognition of the 2013 fiscal year which vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years beginning on September 9, 2014 and 25,000 shares subject to an option for Mr. McTavish upon his hire which vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years beginning on January 21, 2014.

(4)
Amounts earned on September 30, 2013 pursuant to the Company’s 2013 Executive Cash Incentive Plan are included in the 2013 fiscal year. A detailed description of the 2013 Executive Cash Incentive Plan is discussed above in the section entitled "Elements of Executive Compensation - 2013 Executive Cash Incentive Plan".

(5)
Amounts disclosed in the “All Other Compensation” column for Mr. Ramsey in fiscal year 2013 include Company contributions to the 401(k) Plan account of $12,976, automobile reimbursement of $2,409 and $1,467 for premiums for term life insurance for Mr. Ramsey; for Mr. McTavish in fiscal year 2013 include Company contributions to the 401(k) Plan account of $8,806, gym membership of $166 and a relocation expense reimbursement of $50,000, which was made pursuant to Mr. McTavish's Executive Employment Agreement dated as of December 12, 2012; for Mr. Roemer in fiscal year 2013 include Company contributions to the 401(k) Plan account of $6,341 and automobile reimbursement of $371; and for Mr. Aviles in fiscal year 2013 include Company contributions to the 401(k) Plan account of $4,581.

(6)	Amounts disclosed in the “All Other Compensation” column for Mr. Ramsey in fiscal year 2011 include a payment in connection with the unwinding of certain stock options.

(7)	Represents prorata amount paid to Mr. McTavish during the fiscal year. Mr. McTavish's salary for fiscal year 2013 was $275,000.

Grants of Plan-Based Awards in Our Fiscal Year Ended September 30, 2013
The following table provides information regarding grants of plan-based awards made to each of the named executives during the fiscal year ended September 30, 2013.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Mr. Ramsey	9/9/2013(2)	—	—	—	—	—	—	40,000	40,000	36.95	2,254,864
	9/10/2012(3)	—	550,000	1,100,000	—	—	—	—	—	—	—
	12/12/2011(4)	500,000	1,000,000	2,000,000	30,000	60,000	60,000	—	—	—	—

Mr. Chibib	9/9/2013(2)	—	—	—	—	—	—	17,800	—	—	657,710
	9/10/2012(3)	—	225,000	375,000	—	—	—	—	—	—	—
	12/12/2011(4)	250,000	500,000	1,000,000	17,500	35,000	35,000	—	—	—	—

Mr. McTavish	9/9/2013(2)	—	—	—	—	—	—	13,350	—	—	493,283
	9/10/2012(3)	—	165,000	275,000	—	—	—	—	—	—	—
	1/21/2013(5)	—	—	—	—	—	—	12,500	25,000	14.36	369,128

Mr. Roemer	9/9/2013(2)	—	—	—	—	—	—	17,800	—	—	657,710
	9/10/2012(3)	—	168,000	280,000	—	—	—	—	—	—	—
	12/12/2011(4)	166,667	333,333	666,666	17,500	35,000	35,000	—	—	—	—

Mr. Aviles	9/9/2013(2)	—	—	—	—	—	—	10,200	—	—	376,890
	9/10/2012(3)	—	162,000	270,000	—	—	—	—	—	—	—
	12/12/2011(4)	166,667	333,333	666,666	17,500	35,000	35,000	—	—	—	—

(1)	The amounts disclosed in the “Grant date fair value of stock and option awards” column were computed in accordance with ASC Topic 718 “Compensation-Stock Comparison”.

(2)
On September 9, 2013, the Compensation Committee approved the grant of restricted stock units to the named executives, including 40,000 restricted stock units to Mr. Ramsey, 17,800 restricted stock units to each of Messrs. Chibib and Roemer, 10,200 restricted stock units to Mr. Aviles, and 13,350 restricted stock units to Mr. McTavish in recognition for services for the 2013 fiscal year. In addition, on September 9, 2013, Mr. Ramsey received a grant of an option to purchase 40,000 shares. Both the restricted stock units and the option vest as to 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years, subject to the holder’s continued employment through each applicable vesting date. The awards will vest in full (i) upon a change in control of the Company, if the awards are not assumed, substituted or continued by an acquiror in connection with such change in control, (ii) upon a termination of the named executive’s employment without cause or for good reason during the one-year period following a change in control, or (iii) upon a termination of the named executive’s employment with the Company due to death or disability, if such individual is an officer of the Company at the time of termination. All awards were issued under the Company’s 2012 Equity Incentive Plan.

(3)
These amounts represent threshold, target and maximum amounts that could have been earned for fiscal 2013 pursuant to the 2013 Executive Cash Incentive Plan. Actual amounts earned are included in the Summary Compensation Table above. A detailed description of the 2013 Executive Cash Incentive Plan is discussed above in the section entitled "Elements of Executive Compensation - 2013 Executive Cash Incentive Plan".

(4)
These amounts represent amounts and shares that may be earned pursuant to the LTIP for the three year performance period beginning on October 1, 2011 and ending on September 30, 2014. Such amounts, if earned during the three year performance period, will be paid at the end of the three year performance period. A detailed description of the LTIP is discussed above in the section titled "Elements of Executive Compensation - Long Term Incentive Program". Mr. McTavish, who began his employment during fiscal year 2013, is not eligible to participate in the LTIP.

(5)
Mr. McTavish received a grant of an option to purchase 25,000 shares and a grant of 12,500 restricted stock units pursuant to his executive employment agreement, dated December 12, 2012, effective as of January 21, 2013. The option and restricted stock units will vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years, subject to Mr. McTavish’s continued employment through each applicable vesting date. Each award was issued under the Company’s 2012 Equity Incentive Plan. The awards will vest in full (i) upon a change in control of the Company, if the awards are not assumed, substituted or continued by an acquiror in connection with such change in control, (ii) upon a termination of the named executive’s employment without cause or for good reason during the one-year period following a change in control, or (iii) upon a termination of the named executive’s employment with the Company due to death or disability, if such individual is an officer of the Company at the time of termination.

Outstanding Equity Awards at Our Fiscal Year Ended September 30, 2013
The following table provides information concerning the current holdings of stock options and restricted stock units by the named executives as of September 30, 2013. This table includes unexercised and unvested equity awards. Individual equity grants are shown separately for each named executive.

		Option Awards				Equity Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Mr. Ramsey	09/14/2008	52,000	—	4.45	09/13/2015	—	—	—	—
	09/30/2009	65,000	—	5.12	09/30/2016	—	—	—	—
	09/19/2010	545,514	—	3.85	09/19/2017	—	—	—	—
	12/12/2011	150,000	—	7.73	12/12/2018	—	—	—	—
	09/10/2012	—	—	—	—	30,000	1,036,500	—	—
	09/09/2013	—	40,000	36.95	09/09/2020	40,000	1,382,000	—	—
	12/12/2011	—	—	—	—	—	—	60,000	2,073,000

Mr. Chibib	09/30/2009	33,333	—	5.12	09/30/2016	—	—	—	—
	09/19/2010	28,243	—	3.70	09/30/2017	—	—	—	—
	10/31/2010	150,000	—	3.92	10/31/2017	—	—	—	—
	12/12/2011	75,000	—	7.73	12/12/2018	—	—	—	—
	09/10/2012	—	—	—	—	15,000	518,250	—	—
	09/09/2013	—	—	—	—	17,800	614,990	—	—
	12/12/2011	—	—	—	—	—	—	35,000	1,209,250

Mr. McTavish	01/21/2013	—	25,000	14.36	01/21/2020	—	—	—	—
	01/21/2013	—	—	—	—	12,500	431,875	—	—
	09/09/2013	—	—	—	—	13,350	461,243	—	—

Mr. Roemer	01/12/2009	100,000	—	2.35	01/12/2016	—	—	—	—
	09/30/2009	30,000	—	5.12	09/30/2016	—	—	—	—
	09/30/2010	60,000	—	3.70	09/30/2017	—	—	—	—
	12/12/2011	75,000	—	7.73	12/12/2018	—	—	—	—
	09/10/2012	—	—	—	—	15,000	518,250	—	—
	09/09/2013	—	—	—	—	17,800	614,990	—	—
	12/12/2011	—	—	—	—	—	—	35,000	1,209,250

Mr. Aviles	09/30/2009	625	—	5.12	09/30/2016	—	—	—	—
	09/30/2010	18,750	—	3.70	09/30/2017	—	—	—	—
	10/31/2010	15,625	—	3.92	10/31/2017	—	—	—	—
	12/12/2011	42,188	—	7.73	12/12/2018	—	—	—	—
	09/10/2012	—	—	—	—	15,000	518,250	—	—
	09/09/2013	—	—	—	—	10,200	352,410	—	—
	12/12/2011	—	—	—	—	—	—	35,000	1,209,250

(1)
Options disclosed in this column are immediately exercisable but are initially unvested and vest over a four year period with 25% vesting on the first anniversary of the date of grant, and continue to vest in equal quarterly installments during each of the following three years, subject to the holder’s continued employment with the Company through each applicable vesting date. The awards will vest in full (i) upon a change in control of the Company, if the awards are not assumed, substituted or continued by an acquiror in connection with such change in control, (ii) upon a termination of the named executive’s employment without cause or for good reason during the one-year period following a change in control, or (iii) upon a termination of the named executive’s employment with the Company due to death or disability, if such individual is an officer of the Company at the time of termination.

(2)	The option exercise price is equal to the closing share price of the Company’s stock on the day of grant.

(3)
Represents restricted stock units that vest over a four year period with 25% vesting on the first anniversary of the date of grant, and continue to vest in equal quarterly installments during each of the following three years, subject to the holder’s continued employment with the Company though each applicable vesting date. The awards will vest in full (i) upon a change in control of the Company, if the awards are not assumed, substituted or continued by an acquiror in connection with such change in control, (ii) upon a termination of the named executive’s employment without cause or for good reason during the one-year period following a change in control, or (iii) upon a termination of the named executive’s employment with the Company due to death or disability, if such individual is an officer of the Company at the time of termination. The price set forth in the next column is equal to the fair market value of the closing price of the Company's common stock on the last day of the fiscal year ($34.55) multiplied by the number of shares.

(4)
Represents performance shares granted pursuant to the Company’s Long Term Incentive Program based upon 100% achievement of performance metrics. For more information, please see discussion of the Long Term Incentive Program above in the “Compensation Discussion and Analysis”.

Option Exercises and Stock Vested in Our Fiscal Year Ended September 30, 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Ramsey	132,486	1,999,114	10,000	389,800
Mr. Chibib	131,757	2,693,815	5,000	192,975
Mr. McTavish	—	—	—	—
Mr. Roemer	50,000	782,500	5,000	194,900
Mr. Aviles	167,812	2,974,558	5,000	191,188

(1)
Value realized represents the closing price of the Company's common stock on the day of vest ($38.98 on September 10, 2013). For Mr. Chibib and Mr. Aviles, value realized represents the actual amount obtained upon the sale of common stock on the open market on the day of vest.

Pension Benefits in Our Fiscal Year Ended September 30, 2013
The Company does not maintain a tax-qualified defined benefit retirement plan.
Nonqualified Deferred Compensation in fiscal year 2013
The Company does not maintain any non-qualified supplemental retirement plans or deferred compensation plans for our executive officers.
Director Compensation and Indemnification
We compensate the members of our Board of Directors for their services as directors, including serving on committees of our Board of Directors. Each of our non-employee directors receives an annual cash retainer for board membership of $55,000 per year, except for the Chairman of our Board of Directors, who receives $110,000 per year. In addition, each director receives a cash retainer for serving on the committees of our Board of Directors:
Audit Committee. The members of the Audit Committee each receive an additional $20,000 per year for serving on the Audit Committee, except for the Chairman of the Audit Committee, who receives $30,000 per year for serving on the Audit Committee as its chairman.
Nominating and Governance Committee. The members of the Nominating and Governance Committee each receive an additional $12,000 per year for serving on the Nominating and Governance Committee, except for the Chairman of the Nominating and Governance Committee, who receives $17,000 per year for serving on the Nominating and Governance Committee as its chairman.
Compensation Committee. The members of the Compensation Committee each receive an additional $17,000 per year for serving on the Compensation Committee, except for the Chairman of the Compensation Committee, who receives $27,000 per year for serving on the Compensation Committee as its chairman.
Equity Grants. The Compensation Committee engaged Radford in early fiscal 2013 to review the Company’s director equity compensation. Based on recommendations from Radford, on January 30, 2013, non-employee members of the Board received 5,000 restricted stock units.
Our Articles of Incorporation limit the personal liability of our directors for breaches of fiduciary duties. Our Bylaws require us to indemnify our directors to the fullest extent permitted by Texas law. We have entered into indemnification agreements with our directors and officers. These indemnification agreements are intended to permit indemnification of our directors and officers to the fullest extent now or hereafter permitted by the Texas Business Organizations Code.

DIRECTOR COMPENSATION TABLE FOR OUR
FISCAL YEAR ENDED SEPTEMBER 30, 2013

The following table provides a summary of total compensation paid to the Company’s non-employee directors during the fiscal year ended September 30, 2013.

Name	Fees Earned or Paid in Cash (1)($)	Stock Awards(2)($)	Option Awards (3)($)	All Other Compensation ($)	Total ($)
Stephen J. Greathouse(4)	133,750	83,600	–	–	217,350
Neil E. Jenkins	94,000	83,600	–	–	177,600
Michael J. Maples, Sr.	95,500	83,600	–	–	179,100
Justin A. Orlando	81,500	83,600	–	–	165,100
Robert D. Repass	97,000	83,600	–	–	180,600
Timothy S. Stanley(5)	44,500	83,600	–	–	128,100

(1)	Reflects the amount of cash compensation earned by directors, including annual retainers for Board of Directors and committee service.

(2)
On January 30, 2013, non-employee members of the Board received 5,000 restricted stock units, which vest on the day prior to the following year's annual shareholder meeting, subject to continued service on the Board. The value included here represents the number of restricted stock units awarded (5,000) multiplied by the closing price of our stock on the date of grant ($16.72). As of September 30, 2013, each of our non-employee directors had 5,000 restricted stock units outstanding, with the exception of Mr. Stanley who held no awards (see note (5) below).

(3)
As of September 30, 2013, each of our non-employee directors had the following number of outstanding options: Mr. Greathouse 20,625; Mr. Jenkins 25,625; Mr. Maples 0; Mr. Orlando 40,000; and Mr. Repass 40,000.

(4)	Mr. Greathouse serves as the Company’s non-executive Chairman of the Board of Directors.

(5)	Mr. Stanley resigned from the Board effective close of business on April 8, 2013.

Stock Ownership Guidelines
In January 2013, with the assistance of Radford, we adopted Stock Ownership Guidelines in order to further the investment of our non-employee directors and CEO in the success of the Company and to encourage a long-term perspective in managing the Company. Currently, each non-employee director will be required to achieve and maintain a retainer threshold equal to three times the annual cash retainer the non-employee director receives and the CEO will be required to achieve and maintain a retainer threshold equal to three times his annual base salary.
Non-employee directors and the CEO have five years from January 31, 2013 to meet the stock ownership requirements. Newly appointed or promoted executives and newly elected non-employee directors have five years from the time they are appointed, promoted or elected, as the case may be, to meet the stock ownership requirements.
For the purposes of determining stock ownership levels, the following forms of equity interests in the Company are included:

•	issued and outstanding shares of Common Stock that are not subject to transfer or other restrictions;

•	issued and outstanding shares of Common Stock held by a qualifying trust;

•	issued and outstanding shares of Common Stock held by a 401(k) or other qualified pension or profit-sharing plan for the benefit of the individual (whether denominated in shares or units); and

•	shares of Common Stock underlying vested restricted stock units or restricted stock of the Company.
Unvested restricted stock, unvested restricted stock units or unvested stock options are not included. Vested, unexercised stock options are also not counted as share ownership.
The Compensation Committee is responsible for interpreting and administering the Stock Ownership Guidelines, and has the authority to review each individual's compliance (or progress towards compliance) from time to time, and in its sole discretion, to impose such conditions, restrictions or limitations as determined to be necessary or appropriate, including, without limitation, the requirement that the individual hold 50% of any shares received as a result of any equity awards that have vested in the case of restricted stock or restricted stock units or exercised in the case of stock options (net of shares sold or withheld to pay the exercise price of stock options and pay withholding taxes) until the individual is compliant with applicable retainer threshold, or where the implementation of the Stock Ownership Guidelines would cause the individual to incur a hardship due to his or her unique financial circumstances.
COMPENSATION COMMITTEE REPORT
We, the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align the Company’s performance and the interests of its shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term. Accordingly, we have recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013, and in the proxy statement relating to the Company’s 2014 Annual Meeting of Shareholders.
Submitted by the Compensation Committee of the Board of Directors:
COMPENSATION COMMITTEE
Neil E. Jenkins, Chairman of the Compensation Committee
Stephen J. Greathouse
Michael J. Maples

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE
IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, or the Securities Act, or the 1934 Act that might incorporate all or portions of future filings, including this Proxy Statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our Board of Directors and the Report of the Audit Committee of our Board of Directors shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the 1934 Act, or subject to the liabilities of Section 18 of the 1934 Act. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textural references only. The information on these websites shall not be deemed part of this Proxy Statement.
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
Shareholder Proposals for Inclusion in the 2015 Proxy Statement
Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for our 2015 Annual Meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than September 15, 2014.
Other Proposals and Shareholder Nominations for Director
Under our Bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to propose an item of business at an annual meeting of shareholders that is not intended to be included in our proxy statement pursuant to Rule 14a-8. These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary at our principal executive offices at 206 Wild Basin Road South, Austin, Texas 78746, Attention: Corporate Secretary. We must receive the notice of your intention to introduce a nomination or to propose an item of business not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.
For the 2015 Annual Meeting, such nominations or proposals must be received by our Corporate Secretary not earlier than the close of business on October 2, 2014 and not later than the close of business on November 1, 2014 in order to be considered at the annual meeting. If we do not receive notice during that time period, any such defective matters raised at the meeting will be disregarded and the persons named as proxies in the proxy materials relating to the 2015 Annual Meeting will use their discretion in voting the proxies with respect to any such matters. A shareholder’s notice to nominate a director or bring any other business before the 2015 Annual Meeting must set forth certain information specified in our Bylaws.
If the date of the 2015 Annual Meeting of Shareholders is more than 30 days before or more than 70 days after January 30, 2015, shareholders must submit such nominations or proposals not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of the date of the meeting is first made by us.

ANNUAL REPORT
A copy of our annual report for our fiscal year ended September 30, 2013 has been mailed with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.
FORM 10-K
We filed an annual report on Form 10-K with the SEC on November 14, 2013, which includes our consolidated financial statements for the fiscal year ended September 30, 2013. Shareholders may obtain a copy at www.proxyvote.com or on our website at www.multimediagames.com in the “Investor Relations” section. Shareholders may obtain a copy of our Form 10-K without charge, by writing to our Corporate Secretary at our principal executive offices, located at 206 Wild Basin Rd South, Building B, Austin, Texas 78746 or calling our Corporate Secretary at (512) 334-7500, or via email at investor.relations@mm-games.com, and a copy will be sent to you without charge.
                            By order of the Board of Directors,
/s/ Patrick J. Ramsey
Patrick J. Ramsey
Chief Executive Officer
Austin, Texas
January 10, 2014

MULTIMEDIA GAMES

MULTIMEDIA GAMES HOLDING COMPANY, INC.
ATTN: CORPORATE SECRETARY
206 WILD BASIN ROAD SOUTH, BUILDING B
AUSTIN, TX 78746

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 29, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 29, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64336-TBD — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

The Board of Directors recommends you vote FOR all the nominees listed on Proposal 1 and FOR Proposals 2 and 3:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Stephen J. Greathouse	☐	☐	☐
1b. Stephen P. Ives	☐	☐	☐
1c. Neil E. Jenkins	☐	☐	☐
1d. Michael J. Maples, Sr.	☐	☐	☐
1e. Justin A. Orlando	☐	☐	☐
1f. Patrick J. Ramsey	☐	☐	☐
1g. Robert D. Repass	☐	☐	☐

NOTE: Such other business will be transacted at the meeting as may properly come before the meeting or any postponement, continuation or adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2013 Annual Report are available at www.proxyvote.com.

M64337-TBD

MULTIMEDIA GAMES HOLDING COMPANY, INC.
Annual Meeting of Shareholders
January 30, 2014, 10:00 AM CST
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Stephen J. Greathouse and Todd F. McTavish, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of MULTIMEDIA GAMES HOLDING COMPANY, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM CST, on January 30, 2014, at 206 Wild Basin Road South, Building B, Austin, TX 78746, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all the nominees listed on Proposal 1 and FOR Proposals 2 and 3. These proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment, continuation or postponement thereof.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side